As filed with the Securities and Exchange Commission on October 20, 2006

File No. [333-          ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PINPOINT ADVANCE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	33-1144642
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4 Maskit Street
Herzeliya, Israel 46700
972 9-9500245
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Mr. Adiv Baruch
Chief Executive Officer
4 Maskit Street
Herzeliya, Israel 46700
972 9-9500245
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas S. Ellenoff, Esq.	Jody R. Samuels, Esq.
Stuart Neuhauser, Esq.	Richardson & Patel LLP
Ellenoff Grossman & Schole LLP	The Chrysler Building
370 Lexington Avenue, 19th Floor	405 Lexington Avenue, 26th Floor
New York, New York 10017	New York, New York 10174
(212) 370-1300	(212) 907-6686

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	3,593,750	$8.00	$28,750,000	$3,076.25
Shares of Common Stock included as part of the Units(2)	3,593,750	—	—	—	(3)
Warrants included as part of the Units(2)	3,593,750	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	3,593,750	$6.00	$21,562,500	$2,307.19
Representative’s Unit Purchase Option	1	$100	$100	$0
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	156,250	$8.80	$1,375,000	$147.13
Shares of Common Stock included as part of the Representative’s Units(4)	156,250	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	156,250	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	156,250	$6.00	$937,500	$100.31
Total			$52,625,000	$5,630.88

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 468,750 Units, 468,750 shares of Common Stock and 468,750 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, OCTOBER 20, 2006

$25,000,000

PINPOINT ADVANCE CORP.

3,125,000 units

Pinpoint Advance Corp. is a newly organized Business Combination CompanyTM, or BCCTM. A BCC is a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective business with operations or facilities in Israel, but will not be limited to pursuing acquisition opportunities only in Israel, and may pursue a company operating in Europe which management believes would benefit from establishing operations or facilities in Israel. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus initially on target businesses in the technology industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or ________, 2007 [one year from the date of this prospectus], and will expire on ________, 2010 [four years from the date of this prospectus], or earlier upon redemption.

Prior to the closing of this offering, Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, will purchase an aggregate of 187,500 units, or insider units, from us at a price of $8.00 per unit in a private placement made in accordance with Regulation S under the Securities Act of 1933, as amended. Such units are identical to the units sold in this offering. All of the proceeds received from the insider units (an aggregate of $1,500,000) will be placed in the trust account described below. The shares and warrants comprising such units may not be sold, assigned or transferred until we consummate a business combination. The purchasers in the private placement will not have any right to any liquidation distributions with respect to the shares included in such insider units in the event we fail to consummate a business combination and the warrants included in such insider units will expire worthless. Furthermore, the insider units are subject to transfer restrictions which expire on the earlier of (i) a business combination or (ii) liquidation.

We have granted the underwriters a 45-day option to purchase up to 468,750 additional units solely to cover over-allotments, if any (over and above the 3,125,000 units referred to above). We have also agreed to sell to Maxim Group LLC for $100, as additional compensation, an option to purchase up to 156,250 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol [“      ”] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [“     ”] and [“     ”], respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)(2)	Proceeds, Before Expenses, to Us

Per unit	$8.00	$0.32	$7.68
Total	$25,000,000	$1,000,000	$24,000,000

——————

(1)

Does not include a non-accountable expense allowance in the amount of 1% of the gross proceeds (excluding the over-allotment option), or $.08 per unit ($250,000 in total), payable to Maxim Group LLC on the closing of the offering.

(2)

Does not include deferred underwriting compensation in the amount of 3% of the gross proceeds of this offering, or $0.24 per unit ($750,000, or $862,500 if the over-allotment option is exercised in full) payable to Maxim Group LLC only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. Does not include Maxim Group LLC’s unit purchase option.

Of the proceeds we receive from this offering, the private placement and the term loan in the principal amount of $234,000 ($384,000 if the over-allotment option is exercised in full) to be made prior to the effective date of this offering by Ronen Zadok, our chief financial officer, secretary and a director, $25,000,000 ($8.00 per unit) will be deposited into a trust account at Merrill Lynch maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes up to $750,000 ($0.24 per unit), or $862,500 if the over-allotment is exercised in full, which will be paid to Maxim Group LLC if a business combination is consummated, but which will be forfeited by Maxim Group LLC if a business combination is not consummated. As a result, our public stockholders will receive, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, the full purchase price of $8.00 per unit (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned, (ii) payment of the term loan with accrued interest, and (iii) up to $1,200,000 ($1,380,000 if the over-allotment option is exercised in full), released to us to fund our working capital), in the event of our dissolution and liquidation if we fail to consummate a business combination.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about ____________, 2006.

Maxim Group LLC

____________, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

“Business Combination Company”TM and “BCC”TM are service marks of Maxim Group LLC.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Pinpoint Advance Corp. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent they purchase or acquire such shares. The term “public stockholders” excludes Mr. Ronen Zadok, our chief financial officer, secretary and a director, with respect to the shares included in the insider units issued to him, or to an entity wholly owned by him, in a private placement immediately prior to this offering, since he has waived the redemption rights and liquidation rights in connection with a dissolution and liquidation with respect to these shares. Accordingly, as used in this prospectus, the term “public stockholders” means the holders of 3,125,000 shares of our common stock included in the units sold in this offering or acquired in the open market following this offering, including, other than as set forth in the immediately preceding sentence, existing stockholders to the extent they purchase or acquire shares in the offering or in  the open market following the offering (3,593,750 shares of common stock if the underwriters’ over-allotment option is exercised in full). Unless we tell you otherwise, references in this prospectus to “units” include 187,500 insider units that Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, has agreed to purchase in a private placement in accordance with Regulation S under the Securities Act of 1933, as amended, immediately prior to this offering. Unless otherwise stated, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that no stockholder exercises its right of redemption as described elsewhere in this prospectus.

The Company

We are a blank check company known as a Business Combination CompanyTM or BCCTM. We were organized under the laws of the State of Delaware on September 6, 2006. We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a business that has operations or facilities located in Israel, but will not be limited to pursuing acquisition opportunities only in Israel, and may pursue a company operating in Europe which management believes would benefit from establishing operations or facilities in Israel. Although the majority of our efforts will be spent on seeking an attractive Israeli company to acquire, our officers and directors have extensive contacts throughout the international business community and may be introduced to companies located throughout Europe that may be attractive targets.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus initially on target businesses in the technology industry. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We believe Israel represents an attractive environment for a target business for several reasons including, among others:

•

Israel’s highly educated and motivated population, including those with scientific, engineering and technical expertise;

•

Israel’s reputation as a major center for scientific and technological innovation; and

•

favorable tax and other governmental plans to assist private sector growth.

According to the Israel Venture Capital Research Center, from 1999 through 2004, $10 billion in venture capital was invested in Israel’s high-tech industry alone, which funded over 1,500 high-tech companies. We believe the high degree of venture capital invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions, as there should be a number of prospective target businesses searching for liquidity events.

Through our management team and directors, we believe we have extensive contacts and sources from which to generate acquisition opportunities in numerous industries throughout Israel. These contacts and sources include the owners of companies covering a wide spectrum of industries, private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. To date, no such sources have been approached or have presented or identified potential targets to any of our officers or directors. We expect, from time to time, that these contacts or sources will advise either our management team or directors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team or directors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) at the time of such acquisition. Consequently, it is likely we will have the ability to effect only a single business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) or more than one target business at the same time. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such business combinations by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. It is possible we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should management elect to pursue more than one acquisition of target businesses simultaneously, management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at the same time, there can be no assurance we will be able to integrate the operations of such target businesses.

As used in this prospectus, a “target business” shall include assets or an operating business(es) located in Israel or a business operating outside of Israel, specifically in Europe, which management believes would benefit from establishing operations or facilities in Israel. Although the majority of our efforts will be spent on seeking an attractive Israeli company to acquire, our officers and directors have extensive contacts throughout the international business community and may be introduced to companies located throughout Europe with whom we may seek to consummate a business combination. As used in this prospectus, a “business combination” shall mean the acquisition by us of such assets or target business(es). We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and liquidation which will include the liquidation of our trust account to our public stockholders.

We have agreed to pay a monthly fee of $7,500 to New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director), for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) 18 months after the completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within such 18-month period) and (iii) the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation.

Our officers and directors will not receive any compensation in this offering or for services rendered to us prior to, or in connection with, the consummation of a business combination. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf.

We maintain executive offices at 4 Maskit Street, Herzeliya, Israel 46700 and our telephone number is 972 9-9500245.

Private Placement

Prior to the closing of this offering, Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, will purchase from us an aggregate of 187,500 units at $8.00 per unit in a private placement. Each unit consists of one share of common stock and one warrant. Each warrant is exercisable into one share of common stock at $6.00 and will become exercisable on the later of (i) the completion of a business combination with a target business or (ii) one year from the date of the prospectus. No commissions, fees or other compensation will be payable in connection with such private placement.

Accordingly, all of the gross proceeds from the sale of the 187,500 units in the private placement, or $1,500,000, will be deposited into the trust account. These units contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination or our liquidation. The holders of these units have agreed to vote the shares of common stock included in such units in favor of a business combination proposed to the stockholders for their approval, and have waived their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination.

Additional Warrants and Term Loan

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable.

Prior to the effective date of this offering, Ronen Zadok, our chief financial officer, secretary and a director, will loan us $234,000 ($384,000 if the over-allotment option is exercised in full). Such loan will bear interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the trust account during the period that such loan is outstanding and will be repaid quarterly during the 18 month period following the completion of this offering from the interest accrued in the trust account. The repayment of the $234,000 term loan ($384,000 if the over allotment option is exercised in full) is subordinate to the public stockholders receiving a minimum of $8.00 per share, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, in the event of our liquidation and dissolution if we do not consummate a business combination, or if they exercise their redemption rights.

The $234,000 term loan ($384,000 if the over allotment option is exercised in full) is being made so that a total of $25,000,000 ($28,750,000 if the underwriters’ over allotment option is exercised in full) will be in the trust account on the closing date of this offering.

The Offering

Securities offered:

3,125,000 units, at $8.00 per unit, each unit consisting of:

•

one share of common stock; and

•

one warrant

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. However, Maxim Group LLC may decide to allow continued trading of the units following such separation. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, the private placement and the term loan, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised following the date of this prospectus, an additional Current Report on Form 8-K will be filed to disclose the exercise and closing of the over-allotment option.

Common stock:
Number outstanding before this offering and private placement	828,125 shares
Number to be outstanding after this offering and private placement	4,140,625 shares
Warrants:
Number outstanding before this offering and private placement	0
Number to be outstanding after this offering and private placement	3,312,500 warrants (not including the 160,000 warrants issued to our directors as described herein or 156,250 warrants included in the representative’s unit purchase option)
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00 per share
Exercise period

The warrants will become exercisable on the later of:

•

the completion of a business combination with a target business, or

•

________, 2007 [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City time, on _____, 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:

We may redeem the outstanding warrants (including any warrants issued upon exercise of Maxim Group LLC’s unit purchase option):

•

in whole and not in part,

•

at a price of $0.01 per warrant at any time after the warrants become exercisable,

•

upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last closing sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. The warrants which are issuable to the representative of the underwriters upon the exercise of the representative’s option, are subject to the same redemption conditions. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of our common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

None of the warrants issued in the private placement, nor the 160,000 warrants issued to our directors, are redeemable.

Payments to Insiders; Warrant Issuance:

We have agreed to pay a monthly fee of $7,500 to New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director), for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) a business combination, (ii) 18 months after the completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within such 18 month period) and (iii) the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation.

Our officers and directors will not receive any compensation in this offering. Our officers and directors will be entitled to reimbursement for (i) out-of-pocket expenses incurred by them or their affiliates on our behalf, and (ii) expenses incurred by them incident to us finding a suitable business combination.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds

$10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Proposed OTC Bulletin Board symbols for our:
Units	“_____”
Common Stock	“_____”
Warrants	“_____”
Offering, private placement and term loan proceeds to be held in trust:

$25,000,000 of the proceeds from this offering, the private placement and the $234,000 term loan will be placed in a trust account at Merrill Lynch maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $24,250,000 may be used by us for the purpose of effecting a business combination, and up to $750,000 will be paid to Maxim Group LLC if a business combination is consummated, but will be forfeited by Maxim Group LLC if a business combination is not consummated. These funds will not be released until the earlier of the completion of a business combination or implementation of a stockholder-approved plan of dissolution and liquidation; provided, however, that we plan to draw the following amounts from the interest accrued on the trust account prior to, or upon the consummation of, a business combination or our liquidation: (i) taxes payable on interest earned, (ii) payment of the term loan with accrued interest on a quarterly basis over the 18 month period following this offering and (iii) up to $1,200,000 ($1,380,000 if the over-allotment option is exercised in full) of interest income to fund our working capital. Therefore, unless and until a business combination is consummated, other than as described above, the funds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The $750,000 of the funds attributable to Maxim Group LLC’s deferred underwriting discount in connection with this offering will be released to Maxim Group LLC, less $0.24 per share to any public stockholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public stockholders upon liquidation of the trust account as part of our plan of dissolution and liquidation, but will in no event be available for use by us in a business combination. Expenses we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering, the private placement and the term loan not held in the trust account, and any interest earned and released to us as provided above.

There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than (A) repayment of the $90,000 loan on the closing date, (B) repayment of the $234,000 term loan, plus accrued interest, discussed above, and (C) reimbursement for any expenses incident to finding a suitable business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the private placement, in this offering or in the aftermarket by existing stockholders and their designees (including holders of the 187,500 shares included in the insider units purchased by Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok,) will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of our common stock cast at the meeting are voted in favor of the business combination and public stockholders owning 19.99% or less of the shares sold in this offering and the private placement exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Even if 19.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters) at the time of such acquisition, which amount is required for our initial business combination. In such event we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate our trust account pursuant to our stockholder-approved plan of dissolution and liquidation. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation in the event our stockholders do not approve such business combination.

Redemption rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to redeem their stock into a pro rata share of the trust account, without interest ($8.00 per share). However, the ability of public stockholders to receive $8.00 per unit is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our executive officers. Public stockholders that redeem their stock for their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

Dissolution and liquidation if no business combination:

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company and applicable provisions of the Delaware General Corporation Law, we will as promptly as possible dissolve and liquidate and release only to our public stockholders, as part of our plan of dissolution and liquidation, the amount in our trust account if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination contemplated by such letter of intent or definitive agreement has not yet been consummated within such 18 month period). We cannot provide investors with assurances of a specific timeframe for the dissolution and liquidation. Pursuant to our certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Also contained in our certificate of incorporation is the agreement of our board to dissolve our company at that time. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and liquidation, and our directors and executive officers have agreed to vote in favor of such dissolution and liquidation. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust including interest earned on the trust account, our liabilities and obligations. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation as part of our plan of dissolution and liquidation occurring upon our failure to consummate a business combination, and to vote in favor of any such plan of dissolution and liquidation, with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares included in the 187,500 units Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, has agreed to purchase in the private placement. In addition, Maxim Group LLC has agreed to waive their rights to the $750,000 ($862,500 if the underwriters’ over-allotment option is exercised in full) of deferred compensation deposited in the trust account for their benefit if the business combination is not consummated. The repayment of the $234,000 term loan ($384,000 if the over allotment option is exercised in full) is subordinate to the public stockholders receiving a minimum of $8.00 per share, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers, in the event of our liquidation and dissolution if we do not consummate a business combination, or if they exercise their redemption rights. This loan will be repaid quarterly over an 18 month period out of interest earned on our trust account. Accordingly, in the event we liquidate the trust account, our public stockholders will receive $8.00 per unit (plus interest, if any, net of taxes payable and that portion of the earned interest previously released to us). However, the ability of stockholders to receive $8.00 per unit is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our executive officers. We will pay the costs associated with our dissolution and liquidation from our remaining assets outside of the trust account, including interest earned on the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

We expect all costs associated with the implementation and completion of our plan of dissolution and liquidation, as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes. Certain of our executive officers have agreed to indemnify us for all claims of creditors to the extent we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

We estimate our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the costs and expenses of dissolution, although we cannot give any assurances thereof. In the event there are not available funds outside of the trust account sufficient to consummate our dissolution and liquidation, Mr. Zadok will provide the funds necessary to complete our dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors (except with regard to shares included in the insider units), will place the shares they owned before this offering and the private placement into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until _______, 2009 [three years from the date of this prospectus], unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to dissolve and liquidate, these shares will be cancelled.

Lockup and cancellation of private placement units:

The 187,500 units to be sold to Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, in the private placement immediately prior to this offering, and the securities included therein, may not be sold, assigned or transferred until we consummate a business combination. Until such time, these units will be held in an account maintained by Maxim Group LLC. If we are forced to dissolve and liquidate, these units and the shares of common stock and warrants underlying the units sold in the private placement will be cancelled.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other BCC’s with no limitation on the industries in which they may acquire businesses and the amounts such BCC’s were seeking to raise or had raised in recent public offerings. We believe raising the amount described in this offering will offer us a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses, in the technology and other industries. We believe possessing an equity base equivalent to the net proceeds of this offering, the private placement and the term loan will allow us to reduce the number of potential competitors for combination transactions while providing us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$(95,000)	$24,248,921
Total assets	119,100	24,248,921
Total liabilities	95,100	—
Value of common stock which may be redeemed for cash ($8.00 per share)(2)	—	5,297,352
Stockholders’ equity	24,000	18,951,569

——————

(1)

The “as adjusted” information gives effect to the sale of the units in this offering, the private placement and the term loan, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

(2)

If the business combination is approved and completed, public stockholders who voted against the business combination will be entitled to redeem their shares of common stock for $8.00 per share, which includes $0.24 per share of which will be funded through a portion of the deferred underwriting discount, which Maxim Group LLC has agreed to forfeit in order to pay the redeeming stockholders.

The “actual” information for working capital excludes $119,000 of costs related to this offering and the private placement which were incurred or paid prior to September 30, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The working capital and total assets amounts include the $25,000,000 ($8.00 per unit) to be held in the trust account, $24,250,000 of which will be available to us to consummate a business combination within the time period described in this prospectus, with the balance of $750,000 to be used to pay deferred compensation payable to Maxim Group LLC, upon consummation of a business combination. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account (including $750,000 of deferred compensation to be held for the benefit of Maxim Group LLC) will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning more than 19.99% of the shares sold in this offering and the private placement vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if stockholders owning 19.99% or less of the shares of common stock sold in this offering and the private placement exercise their redemption rights. If this occurred, we would be required to redeem for cash 19.99% or less of the 3,312,500 shares of common stock sold in this offering and the private placement, or 662,169 shares of common stock, at an initial per-share redemption price of $8.00. The redemption price per share is greater than each public stockholder’s initial pro rata share of the trust account of $7.76. Of the excess redemption price, $0.24 per share represents Maxim Group LLC’s deferred compensation, which they have agreed to forego to the extent stockholders redeem their shares of common stock. However, even if 19.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with less than 80% of the amount of funds in our trust account (excluding any funds held for the benefit of any of the underwriters) at the time of such acquisition, which amount is required for our initial business combination. In such event we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate our trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With Our Business

We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, merge with, engage in a capital stock exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities in the technology sector located in Israel, or, possibly, a company operating in Europe which management believes would benefit from establishing operations or facilities in Israel. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We will not generate any revenues or income (other than interest income, net of taxes, if any, on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are forced to dissolve and liquidate before a business combination our warrants will expire worthless.

If we are unable to complete a business combination and are forced to dissolve, liquidate and wind up, there will be no amount payable upon such liquidation with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Dissolution and liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies including the ability to receive all interest earned on the amount held in trust.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, a significant amount of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital and will not be available at all to those public stockholders redeeming in connection with a business combination and our units will be immediately tradable. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based on publicly available information, from August 2003 through October 15, 2006, approximately 71 similarly structured blank check companies have completed initial public offerings, including two with a specific focus on Israeli target businesses, and numerous others have filed registration statements. Of these companies, only nine companies have consummated a business combination, while 29 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 33 blank check companies with more than $2.4 billion in trust, and potentially an additional 52 blank check companies with more than $4.5 billion to be in trust that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 38 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders from the trust account as part of our stockholder-approved plan of dissolution and liquidation will be less than $8.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $8.00 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of any amounts released to us as working capital, repayment of the term loan or to fund costs associated with our plan of dissolution and liquidation if we do not consummate a business combination), due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, certain of our executive officers will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account in order to preserve an $8.00 per-share liquidation price. Additionally, in the event we do not have sufficient funds available to us to consummate and complete our dissolution and liquidation, Ronen Zadok, our chief financial officer, secretary and a director, has agreed to fund all costs associated with our dissolution and liquidation. Based on information we have obtained from such individuals, we currently believe that such persons are capable of funding both a shortfall in our trust account and the costs associated with our dissolution and liquidation, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. We believe the likelihood of our executive officers having to indemnify the trust account is minimal because we will endeavor to have all vendors and prospective target businesses, as well as other entities, execute agreements with us waiving all right, title, interest or claim of any kind in or to monies held in the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Because a majority of our management’s prior business experience has been limited to segments of the technology industry, they may lack the necessary experience to consummate a business combination with a target business in other segments or an alternative industry.

A significant portion of our management’s prior business experience has been limited to certain segments of the technology industry. If we locate an attractive business combination that is unrelated to certain segments of the technology industry, our management may not have the necessary experience to adequately assess the merits or risks of the industries or segments in which the business operates.

Our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that some or all of the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our directors or officers has been a principal of, or affiliated with, a “blank check” company that executed a business plan similar to our business plan and none of such individuals is currently affiliated with any such entity. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal. However, because we will not be complying with Section 280, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

We will dissolve and liquidate if we do not consummate a business combination

Pursuant to, among other documents, our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account (net of taxes payable and that portion of the interest earned previously released to us). Our initial stockholders, as well as those stockholders who purchased units in the private placement, have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation and we estimate such costs to be between $50,000 and $75,000. We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund this cost, although we cannot give any assurances thereof. Ronen Zadok, our chief financial officer, secretary and a director, has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations, although we cannot give you assurances that there will be sufficient funds for such purpose. The amounts held in the trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain waivers in advance from such third parties prior to such parties providing us with services or entering into arrangements with them.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•

our board of directors will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of the such deadline, convene and adopt a specific plan of dissolution and liquidation which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•

upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, approximately 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and approximately 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and liquidation by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price thereafter at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The foregoing does not apply to the warrants included as part of the 187,500 insider units purchased prior to this offering or the 160,000 incentive warrants to be issued to our directors, as such warrants are not subject to redemption while held by the initial holder or any permitted transferee of such initial holder.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrant only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities law of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities law, and we intend to comply with such undertaking, we cannot assure you that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the units sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, holders of the warrants contained in such units will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the private placement (assuming no exercise of the underwriters’ over-allotment option), there will be 12,074,375 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the underwriters’ unit purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

Additionally, the technology industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions and working capital needs. If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $50,000 (not including up to $1,200,000 of interest we may earn on funds in the trust account, which we are entitled to in order cover our operating expenses and our costs associated with a stockholder-approved plan of dissolution and liquidation if we do not consummate a business combination) from the proceeds of this offering and the private placement to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate as part of our stockholder-approved plan of dissolution and liquidation prior to consummating a business combination.

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our management and other key personnel to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

None of our officers or directors has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate the trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our directors own shares of our common stock, and one of our directors will own units purchased in the private placement, which will not participate in the liquidation of the trust account as part of our stockholder-approved plan of dissolution and liquidation and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our directors and officers own stock in our company, and Ronen Zadok, our chief financial officer, secretary and a director will own, either directly or indirectly, units purchased in a private placement consummated prior to this offering, but have waived their right to the liquidation of the trust account as part of our stockholder-approved plan of dissolution and liquidation with respect to those shares (including shares included in the units purchased in the private placement) upon the liquidation of the trust account to our public stockholders if we are unable to complete a business combination. The shares and warrants owned by these persons (including our officers and directors) will be worthless if we do not consummate a business combination. Additionally, members of our management team have been issued warrants to purchase additional shares of our common stock for $6.00 per share, exercisable only if certain share price targets are met following our initial business combination. The personal and financial interests of these directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, these directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount available outside the trust account unless the business combination is consummated and therefore they may have a conflict of interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount available outside the trust account, unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of the amount in our trust account (excluding $750,000 of deferred compensation to be held for the benefit of Maxim Group LLC) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. We may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of the amount in our trust account (excluding $750,000 of deferred compensation to be held for the benefit of Maxim Group LLC) threshold. Accordingly, while it is possible we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (excluding $750,000 of deferred compensation to be held for the benefit of Maxim Group LLC) at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of the amount in our trust account (excluding $750,000 of deferred compensation to be held for the benefit of Maxim Group LLC) at the time of such acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% threshold described above, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering and the private placement, our existing stockholders (including all of our officers and directors) will collectively own 24.53% of our issued and outstanding shares of common stock (assuming the purchase of 187,500 units in the private placement by Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, no additional purchases by our existing stockholders in the offering, and no exercise of warrants included in insider units or additional warrants to purchase up to 160,000 shares of our common stock that may be issued to our directors). None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units in this offering, or units or warrants on the open market following the offering. For a more complete discussion, please see the section of this prospectus entitled “Principal Stockholders.”

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, the private placement and the term loan, only $50,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to a portion of the interest earned on the trust account in excess of the amount necessary to allow for a $8.00 per share liquidation price to our public stockholders for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to dissolve, liquidate and wind up.

Our existing stockholders paid an aggregate of $25,000, or approximately $.03 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.9% or $2.55 per share (the difference between the pro forma net tangible book value per share of $5.45, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units, we will be issuing warrants to purchase up to 187,500 shares of our common stock. In addition, we have agreed to sell to Maxim Group LLC an option to purchase up to 156,250 units (which includes 156,250 shares of our common stock and 156,250 warrants to purchase shares of our common stock), and to issue to our directors warrants to purchase up to 160,000 shares of our common stock for $6.00 per share, which are exercisable upon our common stock meeting certain share price targets after the completion of our initial business combination. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholders have warrants to purchase common stock that become exercisable if our common stock attains certain price levels. The exercise of these warrants could reduce our earnings per share.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20)

out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable. The exercise of these warrants could be deemed to be an expense of ours and could accordingly reduce our earnings per share.

If our existing stockholders (including Ronen Zadok, or an entity wholly owned by Mr. Zadok, who has purchased units in the private placement) and incentive warrant holders exercise their registration rights, it may have an adverse effect on the market price our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders, including Ronen Zadok, or an entity wholly owned by Mr. Zadok, who have purchased units in the private placement are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If such existing stockholders exercise their registration rights with respect to all of their shares of common stock (including those 187,500 shares of common stock issuable upon exercise of warrants included as part of the insider units and up to 160,000 shares of common stock issuable upon exercise of the incentive warrants that will be issued to our directors and shall become exercisable upon meeting certain price targets for our common stock), then there will be an additional 1,203,125 shares of common stock eligible for trading in the public market and we will bear the costs of registering such securities. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

As of the date of this prospectus there is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended, and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We anticipate that our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, as amended, because, following the offering and prior to the consummation of a business combination, we may be viewed as engaging in the business of investing in securities (in this case United States government securities as described below) having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted which, among other problems, may make it difficult for us to complete a business combination. Such restrictions include:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

However, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

All of our officers or directors own shares of our common stock. Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We do not believe that any members of our board of directors are currently “independent” as that term is commonly used. Under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individual is not “independent.”  If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent” under the policies of the North American Securities Administrator Association, we cannot assure you this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required minimum amount pursuant to this policy (assuming non-exercise of the overallotment option). Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of a company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding that company’s ability to continue as a going concern and that company has, among other things, an accumulated deficit and no revenues from operations. The report of Ziv Haft, our independent registered accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.”

Since we are not an operating company, the pricing of the units in this offering is relatively arbitrary.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and Maxim Group LLC. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Risks Associated with Operations in Israel

Acquisitions of companies with operations in Israel entail special considerations and risks. Additionally, although we are not limited to any particular industry, we intend to focus our search on target businesses in Israel that are engaged in the technology industry. If we are able to acquire a target business with operations in Israel, we will be subject to, and possibly adversely affected by, the following risks:

If there are significant shifts in the political, economic and military conditions in Israel, it could have a material adverse effect on our profitability.

If we consummate a business combination with a target business in Israel, it will be directly influenced by the political, economic and military conditions affecting Israel at that time and following acquisition. Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on the target business and its operating results and financial condition. Furthermore, several countries restrict business with Israeli companies. This may impair our ability following a business combination to be, or become, profitable.

The termination or reduction of tax and other incentives that the Israeli Government provides to domestic companies may increase the costs involved in operating a company in Israel.

The Israeli Government currently provides tax and capital investment incentives to domestic companies. Additionally, the Israeli Government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and Israeli Government authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you such benefits and programs would continue to be available following a business combination, or if available, to what extent. If such benefits and programs were terminated or further reduced, it could have an adverse affect on our results of operations following a business combination or make a specific business combination less attractive.

If relations between the United States and Israel deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

Israel and the United States have historically had a positive relationship. A significant amount of Israel’s economic development has been financed principally by military and economic aid from the United States and many Israeli companies have been financed by United States venture capital and investment concerns. If the relationship between the United States and Israel deteriorates, it could adversely affect our operations or cause potential target businesses or their goods or services to become less attractive.

Because all of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

All of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may not be convenient or even possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws or other United States laws.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

Executive officers or key employees of a target business may also reside in Israel and be required to perform annual military reserve duty. Our operations could be disrupted by the absence for a significant period of one or more of these officers or key employees due to military service. Any such disruption could adversely affect our business, results of operations and financial condition.

Because a substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses is incurred in Israeli currency, a target business’ revenue may be reduced due to inflation in Israel and currency exchange rate fluctuations.

A substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses, principally salaries and related personnel expenses, are paid in Israeli currency. As a result, a target business will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of Israeli currency in relation to the dollar or the euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and euro costs of an Israeli company’s operations, it would therefore have an adverse effect on our dollar-measured results of operations following a business combination. The value of NIS against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Israel’s political and economic conditions. As our operations may be primarily in Israel, any significant revaluation of the NIS may materially and adversely affect our cash flows, revenues and financial condition. Fluctuations in the NIS exchange rate, or even the appearance of instability in such exchange rate, could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Any Israeli government grants we receive for research and development expenditures may be reduced or eliminated due to government budget cuts, and these grants limit or prohibit our ability to manufacture products and transfer know-how outside of Israel and require us to satisfy specified conditions.

Following a business combination, the target business we acquire may be receiving, or may receive in the future, grants from the government of Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of our research and development expenditures in Israel. Upon our acquisition of such entity, the Office of Chief Scientist will determine whether the entity will be eligible to continue receiving grants following the business combination. Additionally, the Israeli government has reduced the benefits available under this program in recent years and has indicated that it may reduce or eliminate these benefits in the future. When know-how or products are developed using Chief Scientist grants, the terms of these grants prohibit the transfer of the know-how out of Israel and would limit our ability to manufacture products based on this know-how outside of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, will generally be subject to additional financial obligations. If we fail to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may enter into in the future that provide for such a transfer. If we acquire a target business in Israel, any non-Israeli who becomes a holder of 5% or more of our outstanding common stock will be required to notify the Office of the Chief Scientist and to undertake to observe the law governing the grant programs of the Office of the Chief Scientist.

Because Israeli law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within Israel or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Israeli law will govern almost all of our target business’ material agreements. We cannot assure you the target business will be able to enforce any of its material agreements or that remedies will be available outside of Israel. The system of laws and the enforcement of existing laws in Israel may not be as certain in implementation and interpretation as in the United States. Any inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Because any target business that we attempt to complete a business combination with will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent a prospective target business does not have financial statements which have been prepared with, or which can be reconciled to, United States generally accepted accounting standards, and audited in accordance with United States generally accepted auditing standards, we will not be able to acquire such target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

Exchange controls may restrict our ability to utilize our cash flow.

Israeli companies are subject to rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. However, legislation remains in effect pursuant to which such currency controls could be imposed in Israel by administrative action at any time. We cannot assure you that such controls will not be reinstated, and if reinstated, would not have an adverse effect on our operations.

If we fail to satisfy the conditions specified by any “Approved Enterprise” program, we may be required to pay increased taxes and would likely be denied the tax benefits to which we are currently entitled in the future.

Following a business combination, the Investment Center of the Ministry of Industry, Trade and Labor, a part of the Israeli Government, may grant, or have already granted, “Approved Enterprise” status to some investment programs at any manufacturing facilities we may acquire. “Approved Enterprises” are companies incorporated in Israel that qualify, based on certain criteria, for special treatment in respect of governmental benefits and grants designed to promote foreign and domestic investment. When we generate net income from Approved Enterprise programs, the portion of our income derived from these programs would be exempt from tax for a period of two years and is subject to reduced tax for an additional period thereafter. The benefits available to an Approved Enterprise program depend upon the ability of the entity to adhere to the investment program filed with the Investment Center of the Israeli Ministry of Industry, Trade and Labor, and to the fulfillment of periodic reporting obligations. If we fail to comply with these conditions, in whole or in part, we may be required to pay additional taxes for the period in which we benefited from the tax exemption or reduced tax rates and would likely be denied these benefits in the future.

The ability of any Israeli subsidiary to pay dividends is subject to Israeli law and the amount of cash dividends payable may be subject to devaluation in the Israeli currency.

After the completion of any business combination, if such business combination involves us maintaining an Israeli subsidiary, the ability of such Israeli subsidiary to pay dividends may be governed by Israeli law, which provides that cash dividends may be paid by an Israeli corporation only out of retained earnings as determined for statutory purposes in Israeli currency. In the event of a devaluation of the Israeli currency against the dollar, the amount in dollars available for payment of cash dividends out of prior years’ earnings will decrease accordingly. Cash dividends paid by an Israeli corporation to United States resident corporate parents are subject to the Convention for the Avoidance of Double Taxation between Israel and the United States. Under the terms of the Convention, such dividends are subject to taxation by both Israel and the United States and, in the case of Israel, such dividends out of income derived in respect of a period for which an Israeli company is entitled to the reduced tax rate applicable to an Approved Enterprise are generally subject to withholding of Israeli income tax at source at a rate of 15%. Any Israeli subsidiary would also be subject to additional Israeli taxes in respect of such dividends, generally equal to the tax benefits previously granted in respect of the underlying income by virtue of any Approved Enterprise status.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. shareholder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Because service and enforcement of legal process against our executive officers and directors is uncertain, investors may not be able to obtain or collect upon a judgment against such individuals and we may not be able to enforce our indemnity rights against our executive officers.

Service of process upon individuals or firms which are not resident in the United States may be difficult to obtain within the United States. Each of our directors and officers reside outside the United States. Furthermore, since most of our and such persons’ assets are outside the United States, any judgment obtained in the United States against us or such persons may not be collectible within the United States. We have appointed National Registered Agents, Inc. as our agent to receive service of process in any action against us in the United States. None of our officers or directors has consented to service of process in the United States or to the jurisdiction of any United States Court.

If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our common stock, our executive officers have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims, if any, of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in trust; provided, however, that such liability may not extend to claims of target businesses brought under Israeli law or in Israeli courts. Accordingly, if a judgment is obtained against the trust account, we may not be able to enforce our indemnity rights against our executive officers.

There is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in Israel. However, subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that (1) the judgment was rendered by a court which was, according to the laws of the jurisdiction of the court, competent to render the judgment, (2) the judgment is no longer appealable,  (3) the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and (4) the judgment is executory in the state in which it was given. A foreign judgment will not be declared enforceable if it was given in a state whose laws do not provide for the enforcement of judgments of Israel courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that (i) the judgment was obtained by fraud, (ii) there was no due process, (iii) the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel, (iv) the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or (v) at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

A specific permit of the Controller of Foreign Currency of the Bank of Israel is required before transferring out of Israel the proceeds of a foreign judgment enforced in Israel.  Under existing law, a foreign judgment payable in foreign currency may be paid in Israel currency at the rate of exchange on the date of payment, but the judgment debtor may also make payment in foreign currency if the Israeli exchange control regulations then in effect permit such foreign currency payment. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency will ordinarily be linked to the Israeli consumer price index. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel. All judgment creditors must bear the risk of unfavorable exchange rates.

Risks Associated with the Technology Sector

As mentioned elsewhere herein, our primary interest is in seeking a business combination with a company in the technology sector, although we may seek a business combination with a company in any industry. Below are some of the risks that we may face if we consummate a business combination in the technology industry.

The technology industry is highly cyclical, which may affect our future performance and ability to sell our products, and in turn, reduce the revenues we may receive.

Technology products and services tend to be relatively complex and expensive to implement and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, technology sales frequently exceed expectations. As a consequence, revenues and earnings for these companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of the technology industry, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect our profitability following a business combination.

The technology sector is highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability following a business combination.

The technology industry is rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. Many of the competitors we expect to face following a business combination may have significantly greater financial, technical, marketing and other resources than we do. Many of our potential competitors have a significantly broader market presence and greater experience than we have. These advantages will allow them to expend considerably more of their resources in an attempt to generate revenue, and may allow them to use their greater resources more effectively than we can. Accordingly, these competitors may be able to take advantage of market opportunities and withstand market downturns better than we can. We believe the competition we would face would be based primarily on the following factors:

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price;

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marketing;

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licenses;

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timely introduction of new technologies; and

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product positioning.

Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively, it could harm our future business prospects.

If we are unable to predict, respond to, or influence trends that appeal to our customers, our potential revenues would fall.

Any potential business we enter will be heavily dependent on our ability to provide creative, useful and attractive ideas, information and concepts, with strong appeal to our potential customers. In order to accomplish this, we will have to respond quickly and effectively to the demand for changing ideas, information, concepts and products. We cannot be sure that any new ideas and content that we may develop will fulfill those demands, or that such ideas or content will gain commercial acceptance.

We may not recoup the cost of developing new products.

To establish market acceptance, we may have to dedicate significant time and money to research, intellectual property development, production, marketing and sales. These costs would be especially high and speculative in developing new products, where substantial expenses often precede meaningful revenues. Thus, we may not recoup the cost of developing any new revenue streams for lengthy periods or at all.

Products may contain defects that may be difficult or even impossible to correct. Product defects could result in lost sales, additional costs, increased risk of liability and erosion of consumer and market confidence.

Any technology product first introduced or released may contain software, hardware or other defects difficult to detect and correct. Correcting defects can be a time-consuming and costly task, and may take several months. The existence of defects and delays in correcting them could result in negative consequences, including, but not limited to, the following:

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delays in shipping;

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cancellation of orders;

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additional warranty and insurance expense;

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delays in the collection of receivables;

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product returns;

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increased risk of litigation and liability exposure;

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loss of market acceptance of our products;

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diversion of research and development resources from new product development; and

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inventory write-downs.

If key suppliers are unable to provide the raw materials required for production, we may not be able to obtain the raw materials from other sources on as favorable terms.

Regardless of the industry in which we effect a business combination, we will purchase raw materials from third parties. These raw materials may be subject to substantial cyclical price fluctuations and other market disturbances, including supply shortages. Any failure of such third parties to procure the raw materials needed may force us to procure such materials from other sources, if available, which could be costly and time consuming. The lack of availability or increase in price of such materials, regardless of the reason, could further have a negative impact on our financial condition and results of operations, as we may be forced to procure such materials from outside parties.

Our products may be made using products which may be, or may be perceived as being, harmful to human health or the environment.

In any of the contemplated industries in which we seek a business combination, our products, or the processes used to create them, may be seen as harmful to human health or the environment. In such event, we may be forced to modify our products or processes or engage in public relations efforts to educate the public that such is not the case. Undertaking any of these actions can be expected to be costly and time consuming. In the event our products or processes are harmful, we may be subject to an immediate decrease in sale, an increased risk of liability and negative publicity, any or all of which can be expected to have a material adverse effect on our financial condition, results of operations and future growth prospects. Additionally, government authorities could prohibit or regulate the development and use of some or all of our products, which could have a material adverse effect on our results of operations and financial condition.

Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as the assessment of strict liability and/or joint and several liability.

As a result of any business combination, we may be subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution or protection of the environment. Costs and capital expenditures relating to environmental, health or safety matters are subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose the requirements. Moreover, changes in environmental regulations could inhibit or interrupt operations or require modifications to facilities. Accordingly, environmental, health or safety regulatory matters may result in significant unanticipated costs or liabilities.

Our business could be negatively impacted by any financial instability of our customers, suppliers, vendors or other parties with which we will transact business.

It is expected that our business will be highly dependent on a number of third parties, whether in their capacity as suppliers, vendors, manufacturers, distributors or customers. Any financial difficulties encountered by such party could cause us to curtail business with that party, which could have a material adverse impact on: costs, availability of raw materials, ability to execute or deliver on orders, receivables, our ability to obtain or maintain financing or comply with any financing, production, delivery or other obligations under which we may then be operating or customer satisfaction. We may also be forced to assume more credit risk in some circumstances. Any such financial or other difficulties by any of these parties may have an adverse impact on our financial condition, results of operations or future operating prospects.

Our business could suffer as a result of a manufacturer’s inability to produce our goods on time and to our specifications.

We may depend on independent third parties for some or all of the manufacture of our products or any components thereof. The inability of a manufacturer to ship our products in a timely manner, or to meet our quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a substantial reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations.

Our business could suffer if we need to replace manufacturers.

We may compete with other companies for the production capacity of our manufacturers. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production. If we experience a significant increase in demand, or if an existing manufacturer of ours must be replaced, we may have to expand our third-party manufacturing capacity. We cannot guarantee that this additional capacity will be available when required on terms that are acceptable to us, if at all.

Our business may be subject to risks associated with importing and exporting materials and products in international markets.

We expect a significant portion of our products to be shipped internationally. We may also have to import many of the raw materials and other products necessary to manufacture and sell such products. Risks inherent in importing and exporting our products include:

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quotas imposed by agreements among various nations, some of which limit the amount and type of goods that may be imported or exported annually from these countries;

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changes in social, political and economic conditions or terrorist acts that could result in the disruption of trade;

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the imposition of additional regulations relating to imports or exports;

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the imposition of additional duties, taxes and other charges on imports or exports;

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significant fluctuations in the cost of raw materials;

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significant delays in the delivery of cargo due to security considerations; and

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the imposition of sanctions in the form of additional duties by a country to remedy perceived illegal actions by national governments.

Any one of these factors could have a material adverse effect on our financial condition and results of operations and future business prospects.

We may enter into licensing or other alliances on which we may be substantially dependent.

Depending on the exact nature of the business combination we consummate, we may receive a substantial portion of our revenues from licensing or similar arrangements with third parties. The risks associated with our own products will also apply to our licensed products in addition to any number of possible risks specific to a licensing partner’s business, including, for example, risks associated with a particular licensing partner’s ability to obtain capital, manage its labor relations, maintain relationships with its suppliers, manage its credit risk effectively or maintain relationships with its customers. The interruption of the business of any one of our material licensing partners could also adversely affect our licensing revenues and net income.

Our ability to execute our business plan will depend, in part, on our ability to respond to constantly changing trends and consumer demands.

Our ability to execute our business plan will depend, in part, on our ability to originate and define products and trends, as well as to anticipate, gauge and react to changing consumer demands in a timely manner. Our products will need to appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. We cannot assure you we will be able to develop appealing products or have the ability to meet constantly changing consumer demands in the future. In addition, we cannot assure you any new products we introduce will be accepted by consumers. Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and trends could adversely affect retail and consumer acceptance of our products and leave us with a substantial amount of unsold inventory or missed opportunities.

A downturn in the economy may affect consumer purchases of discretionary items and retail products, which could adversely affect our sales.

Some of the industries in which we may seek to effect a business combination are cyclical and may involve discretionary retail products. Many factors affect levels of consumer spending, including, among others, general business conditions, interest rates, the availability of credit, taxation and consumer confidence in future economic conditions. Purchases of discretionary items and retail products, including our products, may decline during recessionary periods and at other times when disposable income is lower. A downturn in the economies in which we sell our products may adversely affect our revenues and profits materially.

We may effect a business combination in an industry in which a substantial part of our revenue is derived from government contracts, which are often non-standard, involve competitive bidding, may be subject to cancellation with or without penalty and may produce volatility in earnings and revenue.

Obtaining contracts from government agencies is challenging and government contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

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include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

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be subject to purchasing decisions of agencies that are subject to political influence;

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include bonding requirements;

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contain onerous procurement procedures; and

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be subject to cancellation or reduction if government funding becomes unavailable or is cut back.

Securing government contracts can be a protracted process involving competitive bidding. In many cases, unsuccessful bidders may challenge contract awards, which can lead to increased costs, delays and possible loss of the contract for the winning bidder. Protests and similar delays regarding any future government contracts of a material nature that may be awarded to us could result in materially adverse revenue volatility, making management of inventory levels, cash flow and profitability or loss inherently difficult. Outright loss of any material government contract through the protest process or otherwise, could have a material adverse effect on the combined company’s financial results and stock price.

Government agencies are subject to political, budgetary, purchasing and delivery constraints which may result in quarterly and annual revenues and operating results that may be irregular and difficult to predict. Such revenue volatility may make management of inventory levels, cash flow and profitability inherently difficult. In addition, if we are successful in winning such procurements, there may be unevenness in shipping schedules, as well as potential delays and changes in the timing of deliveries and recognition of revenue, or cancellation of such procurements.

Security breaches in systems we may sell or maintain could result in the disclosure of sensitive government information or private personal information that could result in the loss of clients, increased liability exposure and negative publicity.

Many of the industries in which we are contemplating a business combination will involve exposing our  company, and its products, to private personal information and information involved in sensitive government functions. Any protective measures we may use in these cases may not prevent security breaches, and failure to prevent security breaches may disrupt the combined company’s business, damage its reputation and expose it to litigation and liability. A party who is able to circumvent security measures could misappropriate sensitive or proprietary information or materials or cause interruptions or otherwise damage our products, services and reputation, and the property of our customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of our contracts. Further, our insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

In addition, we may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. However, protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

If our products fail to work as intended, we could be exposed to product liability and related claims for which we may not have adequate insurance coverage, and we may lose customers.

Some of the industries in which we may seek a business combination will expose us to potential product liability risks. If our products malfunction or have unintended or undisclosed effects on users, it is possible we could be exposed to product liability claims. There are also many other factors beyond our control that could lead to liability claims, such as the reliability and competence of the user. Such liability claims may exceed any product liability insurance we may have obtained.

Quality problems with our processes, goods and services could harm our reputation and erode our competitive advantage.

If we fail to meet government, consumer or internal quality control standards, our reputation could be damaged, we could lose customers and our revenue could decline. Aside from specific customer standards, our success will depend generally on our ability to manufacture to exact tolerances precision engineered components, subassemblies and finished devices from multiple materials. If our components fail to meet these standards or fail to adapt to evolving standards, our reputation as a manufacturer of high quality goods will be harmed, our competitive advantage could be damaged and we could lose customers and market share.

If we experience decreasing prices for our goods and services and we are unable to reduce our expenses, our results of operations will suffer.

We may experience decreasing prices for the goods and services we offer due to pricing pressure, which may come from a variety of sources; increased market power of our customers; and increased competition. If the prices for our goods and services decrease and we are unable to reduce our expenses, our results of operations will be adversely affected.

Our international operations are subject to a variety of risks that could adversely affect those operations and thus our profitability and operating results.

Our operations in countries outside the U.S., which are expected to be substantial and material, are accompanied by certain financial and other risks. We intend to pursue growth opportunities in sales internationally, which could expose us to greater risks associated with international sales and operations. Our international operations are, and will continue to be, subject to a number of risks and potential costs, including:

•

changes in foreign programs and policies;

•

changes in foreign regulatory requirements;

•

local product preferences and product requirements;

•

longer-term receivables than are typical in the U.S.;

•

fluctuations in foreign currency exchange rates;

•

less protection of intellectual property in some countries outside of the U.S.;

•

trade protection measures and import and export licensing requirements;

•

work force instability;

•

political and economic instability; and

•

complex tax and cash management issues.

Our research and development efforts rely upon investments and alliances, and we cannot guarantee that any such investments or alliances will be successful.

In addition to internally generated growth through our research and development efforts, we expect to rely upon investments and alliances to provide us access to new technologies and products. We expect to make future investments where we believe we can stimulate the development of, or acquire, new technologies and products to further our strategic objectives and strengthen our business. Investments and alliances are inherently risky, and we cannot guarantee that any of our future investments or alliances will be successful or will not materially adversely affect our consolidated earnings, financial condition or cash flows.

Intellectual property claims and other litigation against us can be costly and result in the loss of significant rights, as well as impair our management’s ability to run our potential business.

If we acquire a business or assets in the technology industry, other parties may assert, against us, claims of ownership or infringement of some or all of the intellectual property we purchased. They may then either demand payment for the use of that property, or force us to cease and desist using such property. We cannot assure you we would prevail against any such claims. Additionally, such litigation may result in substantial costs and may detract from the time our management can devote to our affairs, including running any potential businesses we have acquired or searching for potential target companies or assets for business combinations. This would materially adversely affect our results of operations, as well as our chances of successfully completing such business combinations.

If we are unable to protect our patents, trademarks, copyrights and other intellectual property rights following a business combination, competitors may be able to use our technology or intellectual property rights, which could weaken our competitive position.

If we acquire a target business that is the owner of patents, trademarks, copyrights and other intellectual property, our operations may depend in part on our ability to obtain and enforce intellectual property rights for those assets, in the United States, Israel, Europe and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If we are alleged to have infringed on the intellectual property, privacy or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

If we acquire several companies with the intent of merging them to achieve economies of combination, a failure to merge them smoothly may harm our financial results.

If we acquire several companies, rather than a single one, with a total value of at least 80% of the amount in our trust account (excluding $750,000 of deferred compensation to be held for the benefit of Maxim Group LLC) at the time of such acquisition, we would expect to achieve economies of combination by downsizing the combined management and administrative staffs into a smaller, more cost effective management team. If we are not able to achieve these economies of combination, our financial results could suffer.

Changes in technology may adversely affect our operations and financial condition following a business combination.

The technology industry is substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If, following a business combination, the products or services we market or sell are not accepted by the public, our results of operations will be adversely affected.

Certain segments of the technology industry are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

Risks Associated with Acquiring a Business Based in Europe

In the event we seek to acquire an operating business currently located in Europe, regulations governing such acquisition could have a material adverse effect on our ability to consummate a business combination.

Although the majority of our efforts will be spent on seeking an attractive Israeli company to acquire, our officers and directors have extensive contacts throughout the international business community. Accordingly, they may be introduced to companies located throughout Europe that may be attractive targets. The European Commission regulates mergers, full function joint ventures (i.e., ones which perform on a lasting basis all the functions of an autonomous economic entity) and the acquisition of holdings which confer decisive influence over an enterprise and which meet certain turnover thresholds specified in the EC Merger Regulation. Such transactions may not be carried out without prior approval from the European Commission. In the event we seek to acquire a European based company, we may be subject to additional regulatory obstacles which may have the effect of increasing the cost of, or delaying or preventing, such an acquisition.

European regulations governing any acquired business could have a material adverse effect on our ability to increase revenues.

It is expected that any business we seek to acquire that is located in Europe will be subject to direct and indirect regulation by the European Union and in the country in which the business is operated. The technology industry throughout Europe is heavily regulated and changes in regulations or requirements, changes in interpretation of existing regulations or failure to obtain required regulatory approvals or licenses could adversely affect our ability to operate or compete effectively. Changes in regulations and requirements applicable to competitive practices, pricing, licensing, taxation or other aspects of operations, including current or new technologies, products or services, could adversely affect our business prospects.

Changes in regulations could also adversely affect our manufacturing and distribution processes, the timing and cost of new products or services and, ultimately, their commercial success. Finally, export controls, tariffs or other fees or levies imposed on our products, as well as environmental, product safety, security and other European regulations concerning the export, import, pricing or costs of any technologies, products and services, could adversely affect our results of operations and future business prospects.

If our activities are subject to significant price and other regulatory controls in Europe, our competitive position and future profitability may be affected.

Certain European regulatory controls address issues such as the prices a company may charge for certain products or services. We cannot provide assurances regulatory authorities will not increase the severity of such price controls, nor extend the products or services to which such controls apply (including any new products or services we may offer in the future). These controls may adversely affect our market share, the severity of competition and our future profitability.

We may encounter difficulties in moving all or a part of the operations of any European business we acquire.

While we may determine not to move any of the operations of any acquired company to Israel, in the event we determine to do so, we would expect to face many regulatory hurdles in connection with such a move. Such a move would also require financial, logistical and other resources which could increase the time and cost required to effectuate such change. Additionally, such a move could have a negative impact on relationships with customers, suppliers, vendors and distributors. Any or all of such factors could be expected to have a negative impact on our financial condition and future business prospects.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement and our expected uses will be as set forth in the following table:

	Without Over- Allotment Option	Over- Allotment Option Exercised

Gross proceeds
Private placement	$1,500,000	$1,500,000
Public Offering	$25,000,000	$28,750,000
Total	$26,500,000	$30,250,000

Offering and private placement expenses(1)
Underwriting discount	$1,000,000	$1,150,000
Underwriting non-accountable expense allowance (1% of gross proceeds)(2)	$250,000	$250,000
Deferred underwriting compensation(3)	$750,000	$862,500
Legal fees and expenses (including blue sky services and expenses)	$300,000	$300,000
Miscellaneous expenses	$47,606	$47,606
Printing and engraving expenses	$50,000	$50,000
Accounting fees and expenses	$25,000	$25,000
SEC registration fee	$5,631	$5,631
NASD registration fee	$5,763	$5,763
Total offering and placement expenses	$2,434,000	$2,696,500

Net proceeds
Held in trust for our benefit	$24,016,000	$27,503,500
Not held in trust	$50,000	$50,000
Total net proceeds	$24,066,000	$27,553,500

Adjustments
Deferred underwriting compensation to be held in trust(3)	$750,000	$862,500
Loan to be held in trust	$234,000	$384,000
Total held in trust – $8.00 per unit (100%)	$25,000,000	$28,750,000

Estimated expenses related to a business combination – paid from funds not held in trust and interest earned on the trust account that may be released to us(4)(5)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$150,000	12.5%
Payment for administrative services and support ($7,500 per month for 24 months)	$180,000	15%
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	$250,000	20.83%
Legal and accounting fees relating to SEC reporting obligations	$150,000	12.5%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, D&O insurance, franchise taxes and dissolution obligations and reserves, if any)	$470,000	39.17%
Total	$1,200,000	100%

——————

(1)

A portion of the offering expenses have been paid from loan proceeds ($90,000) received from Ronen Zadok, our chief financial officer, secretary and a director, as described below. These funds will be repaid out of the net proceeds of this offering not being placed in the trust account upon consummation of this offering.

(2)

The 1% non-accountable expense allowance payable to Maxim Group LLC is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)

Represents $750,000 (or $862,500 if the underwriters’ overallotment option is exercised in full) of the underwriters’ discount, which Maxim Group LLC has agreed to deposit into the trust account and forfeit if we do not consummate a business combination.

(4)

We expect the estimated amount of the net interest earned on the trust account that may be released to us to cover our operating expenses will be $1,200,000 ($1,380,000 if the over-allotment option is exercised in full, in which such event the additional $180,000 shall be applied to working capital).

(5)

In addition to the funds required for our working capital, reflects a term loan in the principal amount of $234,000 ($384,000 if the over allotment option is exercised in full) that will be made to us by Ronen Zadok, our chief financial officer, secretary and a director, prior to the closing date of this offering. Such loan and accrued interest is to be repaid from accrued interest on the trust account on a quarterly basis over a period of 18 months.

$25,000,000, or $28,750,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds of the offering, private placement and term loan will be placed in a trust account at Merrill Lynch maintained by American Stock Transfer & Trust Company, as trustee. Of this amount, up to $750,000 ($862,500 if the underwriters’ over-allotment option is exercised in full) will be paid to Maxim Group LLC as deferred fees in connection with this offering, if and only if a business combination is consummated, leaving us with $24,250,000 with which to consummate a business combination and repay the term loan. Other than interest income which may be released to us as described in the table above, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation to our public stockholders of our trust account as part of our stockholder-approved plan of dissolution and liquidation, net of any taxes paid or payable. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there is insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

We have agreed to pay a monthly fee of $7,500 to New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director), for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) failure to effect a business combination within 18 months after consummation of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within such 18-month period) and (iii) the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation.

Prior to the closing of a business combination, we have agreed to obtain key man life insurance in the amount of $2,000,000 on the lives of Adiv Baruch, our president, chief executive officer and a director, and Ronen Zadok, our chief financial officer, secretary and a director for a three year period. The premium for such life insurance policies, of which we will be the sole beneficiary, will be funded from the interest earned on the proceeds held in the trust account.

We have estimated the costs to identify and research prospective target businesses and the costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement, will be approximately $400,000. We intend to fund such costs from up to $1,200,000 ($1,380,000 if the over-allotment option is exercised in full) of the interest earned on the proceeds being held in the trust account, less interest earned on the trust account held back in the trust account to ensure an $8.00 per share liquidation price to public stockholders (if applicable). We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

We intend to use a portion of the net proceeds and a portion of the interest earned on the funds in the trust account which is released to us allocated to working capital for director and officer liability insurance premiums. We intend to fund our working capital needs as well as amounts that may exceed our current estimates, from the interest earned on the proceeds being held in the trust account (less any interest amounts held in trust to cover any shortfalls if the overallotment option is exercised in full), with the balance being held for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. Up to $1,200,000 ($1,380,000 if the over-allotment option is exercised in full) of interest earned on the trust account in excess of the amount necessary to have an $8.00 per share liquidation price to the public stockholders will be released to us to fund our working capital and costs associated with our stockholder-approved plan of dissolution and liquidation including reserves, if any, if we do not consummate a business combination. No interest will be payable to public stockholders redeeming in connection with a business combination.

It is also possible that we could use a portion of such working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate as part of our stockholder-approved plan of dissolution and liquidation.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and used to finance the operations of the target businesses, which may include subsequent acquisitions.

As of the date of this prospectus, Ronen Zadok, our chief financial officer, secretary and a director, has loaned us a total of $90,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the earlier of September 30, 2007 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

The $234,000 term loan ($384,000 of the over-allotment option is exercised in full) is being made so that a total of $25,000,000 ($28,750,000 if the underwriters’ over allotment option is exercised in full) will be in the trust account on the closing date of this offering.

The repayment of the $234,000 term loan ($384,000 if the over allotment option is exercised in full) is subordinate to the public stockholders receiving a minimum of $8.00 per share, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, in the event of our liquidation and dissolution if we do not consummate a business combination, or if they exercise their redemption rights. This loan will be repaid quarterly over an 18 month period out of interest earned on our trust account.

The net proceeds of this offering, the private placement and the term loan not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds of this offering, the private placement and the term loan to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. As disclosed in the table above, the interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, and all costs associated with the consummation of a business combination, until a business combination is completed. We believe that, upon consummation of this offering, the private placement and the term loan and with the interest income generated by the funds held in trust, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month general and administrative service fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid by us or any person or entity to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that they may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the technology industry.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, if any, less the amount of taxes paid or payable, if any, on interest earned but previously released to us) only in the event of our dissolution and the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation approved by our stockholders upon our failure to complete a business combination. If that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate, such public stockholder would only be entitled to receive $8.00 per share. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. The term public stockholders means the holders of common stock sold as part of the units in this offering or acquired in the open market, but excludes all of our officers and directors with respect to the shares owned by them prior to this offering and the shares included in the insider units purchased by Ronen Zadok, our chief financial officer, secretary and a director, in a private placement immediately prior to this offering, since they have waived their redemption rights to any liquidation amounts with respect to these shares upon our dissolution.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash if voted against the business combination), by the number of outstanding shares of our common stock.

At September 30, 2006, our net tangible book value was a deficiency of $95,000 or approximately ($0.10) per share of common stock. After giving effect to the sale of 3,312,500 shares of common stock included in the units sold in the offering and the private placement, the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 662,169 shares of common stock which may be redeemed for cash) net of underwriting costs waived by Maxim Group LLC related to the 662,169 shares that may be redeemed for cash, as of September 30, 2006 would have been $18,951,569 or $5.45 per share, representing an immediate increase in net tangible book value of $5.55 per share to the existing stockholders and an immediate dilution of $2.55 per share, or 31.9%, to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.10)
Increase attributable to new investors	5.55
Pro forma net tangible book value after this offering		5.45
Dilution to new investors		$2.55

Our pro forma net tangible book value after this offering has been reduced by approximately $5,297,352 because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering and the private placement at a per-share redemption price equal to $8.00. The adjustment of $24,224,921 to our pro forma net tangible book value is reflected net of proceeds from this offering and the private placement plus $158,921 on account of deferred fees waived by Maxim Group LLC related to the 662,169 shares that may be redeemed for cash.

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	828,125	20.00%	25,000	0.1%	$0.03
Private placement investors(1)	187,500	4.53%	$1,500,000	5.65%	$8.00
New investors(1)	3,125,000	75.47%	$25,000,000	94.25%	$8.00
Total	4,140,625	100.00%	$26,525,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(95,000)
Net proceeds from this offering and the private placement	24,224,921
Offering costs excluded from tangible book value before this offering and the private placement	119,000
Less: Proceeds held in trust subject to redemption for cash at $8.00 per share(2)	(5,297,352)
$18,951,569
Denominator:
Shares of common stock outstanding prior to the offering and private placement	828,125
Shares of common stock included in the units offered and the private placement	3,312,500
Less: Shares subject to redemption (3,312,500 x 19.99%)	(662,169)
3,478,456

——————

(1)

Assumes the sale of 3,312,500 units in this offering and the private placement, but not the exercise of 3,312,500 warrants to purchase shares of our common stock sold as part of such units. Does not include the issuance of up to: (i) 160,000 shares of our common stock upon exercise of warrants issuable to our directors, or (ii) 156,250 shares of our common stock included in the representative’s unit purchase option and 156,250 shares underlying warrants included in the representative’s unit purchase option.

(2)

Does not reflect deferred underwriting compensation that may be waived related to shares that are redeemed for cash at $0.24 per share.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2006 and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units:

	September 30, 2006
	Actual	As Adjusted

Notes payable(1)	$50,100	$—
Common stock, $.0001 par value, -0- and 662,169 shares which are subject to possible redemption, shares at redemption value(2)	$—	$5,297,352
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 20,000,000 shares authorized; 828,125 shares issued and outstanding; 2,650,331 shares issued and outstanding (excluding 662,169 shares subject to possible redemption), as adjusted	$83	$348
Additional paid-in capital	$24,917	$18,951,221
Deficit accumulated during the development stage	$—	$—

Total stockholders’ equity (deficit)	$25,000	$18,951,569

Total capitalization	$75,100	$24,248,921

——————

(1)

Notes payable are payable on the earlier of September 30, 2007 or the consummation of this offering.

(2)

If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of approximately $5,297,352 for up to approximately 19.99% of the aggregate number of shares sold in this offering and the private placement, or approximately 662,169 shares at a per-share redemption price equal to $8.00 per share, which amount includes $0.24 per share of deferred underwriting compensation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Pinpoint Advance Corp. is a newly organized Business Combination CompanyTM, or BCCTM. A BCC is a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective business with operations or facilities in Israel, but will not be limited to pursuing acquisition opportunities only in Israel, and may pursue a company operating in Europe which management believes would benefit from establishing operations or facilities in Israel.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus initially on target businesses in the technology industry. We intend to utilize cash derived from the proceeds of this offering, the private placement and the term loan, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

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may significantly reduce the equity interest of our stockholders;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate the net proceeds from the sale of the units in this offering, the private placement and the term loan will be $25,000,000 ($28,750,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $1,684,000 ($1,834,000 if the over-allotment option is exercised in full) not including Maxim Group LLC’s deferred fees. Of this amount, $24,250,000, or $27,887,500 if the underwriters’ over-allotment option is exercised in full, will be held in trust for our benefit and be available to consummate a business combination (after payment of Maxim Group LLC’s deferred fees) and the remaining $50,000 (also $50,000 if the underwriters’ over-allotment option is exercised in full) will not be held in trust.

We will use substantially all of the net proceeds of this offering, the private placement and the term loan, as well as interest on the funds in the trust account released to us including those funds held in trust, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there is insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. To the extent our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the private placement and the term loan, and including up to $1,200,000 ($1,380,000 if the over-allotment is exercised in full) of the interest earned on funds in the trust account which will be released to us plus the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to an affiliated third party (up to $7,500 per month for 24 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $470,000 for general working capital that will be used for miscellaneous expenses and reserves. Up to $1,200,000 ($1,380,000 if the over-allotment is exercised in full) of the interest earned on the trust account will be released to us to fund our working capital requirements and the costs associated with such plan of dissolution and liquidation (which we currently estimate to be between $50,000 and $75,000) if we do not consummate a business combination. We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the costs and expenses associated with a plan of dissolution and liquidation, although we cannot give any assurances thereof. Ronen Zadok has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us.

We do not believe we will need to raise additional funds following this offering, the private placement and the term loan in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, Ronen Zadok, our chief financial officer, secretary and a director, has loaned us a total of $90,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the earlier of September 30, 2007 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

Prior to the effective date of this offering, Ronen Zadok, our chief financial officer, secretary and a director will loan us $234,000 ($384,000 if the over-allotment option is exercised in full). Such loan will increase to $384,000 in the event the over-allotment option is exercised in full. Such loan will bear interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the trust account during the period that such loan is outstanding and will be repaid quarterly during the 18 month period following the completion of this offering from the interest accrued in the trust account.

We have decided to treat the $90,000 loan which was made by Mr. Zadok and the $234,000 loan ($384,000 if the over allotment is exercised in full) to be made by Mr. Zadok prior to the effective date of the offering, as separate transactions because each of such loans, as described above, contains different business terms with respect to the timing of the repayment, applicable interest rate, due to the differing facts and circumstances at the time such funds were required, which reflects the actual sequencing of such transactions.

Payment of the principal of the term loan shall be subordinate to (i) the right of the stockholders to receive $8.00 per share upon our dissolution and liquidation and (ii) payment of the expenses associated with our dissolution and liquidation.

We have granted a purchase option to Maxim Group LLC to be issued upon the closing of this offering. If the offering does not close, the purchase option will not be issued. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the purchase option will initially be measured at fair value and reported in permanent equity, and subsequent changes in fair value will not be recognized as long as the purchase option continues to be classified as an equity instrument. Accordingly, there will be no net impact on our financial position or results of operations except for recording of the $100 proceeds from the sale thereof. We estimate that the fair value of the purchase option at the date of issue will be approximately $4.74 per share or approximately $740,625 in the aggregate. If we do not consummate a business combination within the prescribed time period and we dissolve, liquidate and wind up, the purchase option will become worthless.

Prior to the closing of this offering, we will issue to our directors an aggregate of 160,000 warrants to purchase our common stock. 80,000 of such warrants will be exercisable for $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable for $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable. The warrants will initially be measured at fair value and accounted for in accordance with SFAS 123(R) – Share Based Payment. We estimate the fair value of these warrants at the date of issue will be approximately $803,200 ($5.02 per Unit).

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the private placement or the aftermarket by existing stockholders and their designees (including holders of the 187,500 shares purchased by Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, in the private placement) will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination and public stockholders owning 19.99% or less of the shares sold in this offering and the private placement exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Even if 19.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters) at the time of such acquisition which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

PROPOSED BUSINESS

Introduction

We are a blank check company known as a Business Combination CompanyTM or BCCTM. We were organized under the laws of the State of Delaware on September 6, 2006. We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with, a business with operations or facilities in Israel, but will not be limited to pursuing acquisition opportunities only in Israel, and may pursue a company operating in Europe which management believes would benefit from establishing operations or facilities in Israel. Although the majority of our efforts will be spent on seeking an attractive Israeli company to acquire, our officers and directors have extensive contacts throughout the international business community and may be introduced to companies located throughout Europe that may be attractive targets. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus initially on target businesses in the technology industry. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Attractive Operating Environment

We believe Israel represents an attractive operating environment for a target business for several reasons, including:

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Israel’s rapidly growing economy. Israel’s Central Bureau of Statistics (CBS) reported that Israel’s gross domestic product increased at an annual rate of 5.9% in the first half of 2006, as compared to the first half of 2005. We believe the strong performance of the Israeli economy makes Israel an attractive operating environment in which to find a target company.

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Existing modern infrastructure and services required for businesses to compete effectively, including:

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efficient and sophisticated communication systems;

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reliable energy infrastructure;

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developed transportation system with modern international gateways;

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protection of trademarks, patents and other intellectual property;

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highly developed and transparent financial system and a legal system based on common and statutory law; and

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active, sophisticated capital markets and foreign exchanges.

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Israel’s highly educated and trained work force. Israel boasts the most engineers and scientists per capita than any other country in the world. According to the Israel Venture Association, Israel’s work force is one of the most educated work forces in the world, with approximately 24% of its work force having received university degrees.

•

Sophisticated, homegrown venture capital market. According to the Israel Venture Capital Research Center, $764 million in venture capital was invested in Israel’s high-tech industry in the first half of 2006, up 4% from the first half of 2005. From 1999 through 2004, $10 billion in venture capital was invested in Israel’s high tech industry. Israel’s high-tech business community includes approximately 3,000 software companies, 1,000 start-ups and more than 200 projects under development in government-funded incubators. We believe the high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions, as there should be a number of prospective target businesses seeking attractive growth opportunities or liquidity events.

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Entrepreneurial spirit. The Israel Export and International Cooperation Institute (the “IEIC”) has found that Israel has the largest number of start-up enterprises in the world in proportion to its population, and is second only to the United States in absolute numbers. This entrepreneurial spirit and quest for innovation, coupled with Israel’s highly educated workforce, makes Israel an attractive center for technological innovations.

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Stable economy – foreign investments in Israel have increased. The amount of foreign money invested in Israel has been strong over the past decade and a half. In 1992, foreign investments in Israel totaled $537 million. Most recently, foreign investments grew by 67% from $5.8 billion in 2004 to $9.7 billion in 2005. Growth is expected to continue, as recently showcased in the first half of 2006, by Warren Buffet’s company, Berkshire Hathaway, who agreed to purchase 80% of Iscar Ltd., an Israeli maker of precision tools for $4 billion.

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Israeli companies are well integrated into the global economy. The Israeli business market has generated numerous opportunities for local companies to expand their global reach. Exports of Israeli goods have contributed to Israel’s overall economic growth and demonstrates the growing competitiveness of the Israeli economy on the world markets. Israel has free trade agreements with major trading partners, and is one of the few nations that is a party to free trade agreements with both the United States and the European Union. In recent years, Israel has also signed free trade agreements with Switzerland, Norway, Iceland, Liechtenstein, Canada, Turkey, Mexico, Bulgaria and Romania. In 2004, Israel’s exports of goods and services totaled $50.5 billion, with $14 billion coming from the export of high tech products, components, equipment and software. Israeli companies rank second in the number of foreign companies traded on NASDAQ.

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Favorable tax incentives and funding plans offered by the Israeli government to growth companies. The Israeli government contributes millions of dollars annually to assist the growth of small companies and the technologies these companies develop. These contributions are made through reduced taxation to companies that comply with established criteria.

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Israel’s continuing trend of privatization. Following the privatization of El-Al, Israel’s national airline, and Zim, its navigation company, in 2003 and 2004, respectively, the Israeli government continued its accelerated privatization policy in 2005 with the privatization of Bezeq, its telecommunications company, and Bank Leumi and Discount Bank, the second and third largest banks in Israel. Foreign investors such as Apax, the Cerebos Fund, the Bronfman Group and the Saban Group were involved in these transactions. The Israeli Government has also announced plans to privatize the Israeli military industry and the oil refinery sector. We believe this continuing trend of privatization and foreign investment will stimulate the Israeli economy and create a landscape in which companies can compete effectively.

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Proven success. Israeli companies have a track record of being able to attract capital on foreign exchanges. According to the Nasdaq Stock Market, as of February 2005, there were more Israeli-based companies (120) traded on the NASDAQ than any other country in the world, with the exception of the United States and Canada. Israel also ranks highly in the number (30) of listed technology companies on many European stock exchanges.

We believe the costs, risks and management disruption involved in the traditional initial public offering process makes a transaction with our company an attractive liquidity event or alternative exit strategy. We further believe our company provides an attractive opportunity for an Israeli company to gain access to the U.S. equity markets for growth capital.

Subsequent to the consummation of a business combination, we believe the strength or our management team is ideal to take advantage of the aforementioned business opportunity within the Israeli market. Our management team has over 86 years of aggregate experience operating and creating value for both private and public companies within the technology industry, as well as other industries. Collectively, the management team has worked together for over a decade on numerous projects in Israel and in other global markets. We have started companies from inception and grown various entities (organically and via acquisitions) into large global organizations. In addition, as senior management of various private companies, we have been integral in the transition of such entities into publicly listed corporations. We believe our long working relationship has allowed us to develop complimentary skills and the operational expertise necessary to execute on our business plan.

For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading “Management” below.

Israeli Government Programs

Following a business combination with a target business in Israel, we may benefit from various policies implemented by the Government of Israel, including reduced taxation and special subsidy programs, designed to stimulate economic activity, particularly the high technology exporting industry:

Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, referred to as Investment Law, provides that capital investments in production facilities (or other eligible facilities) may, upon application to the Investment Center of the Israeli Ministry of Industry and Trade, the competent authority within the Israeli government for granting “Approved Enterprise” status (the “Investment Center”), be designated as an Approved Enterprise. The principal stated objectives of the Investment Law are to promote the development of industry, the creation of jobs and the growth of exports. In order to obtain Approved Enterprise status, a company must file an application with the Investment Center of the Israeli Ministry of Industry, Trade and Labor with respect to a proposed capital investment program. The application needs to specify the details of the proposed capital investment (including timetable, specific capital assets/equipment in which the company will invest and budget for each item) and how the investment will further the objectives that underlie the Approved Enterprise program. Each instrument of approval for an Approved Enterprise relates to a specific investment program, delineated both by the financial scope of the investment, including sources of funds, and by the physical characteristics of the facility or other assets. The tax benefits available under any instrument of approval relate only to taxable profits attributable to the specific program and are contingent upon meeting the criteria set out in the instrument of approval.

An amendment to the Investment Law, effective as of April 1, 2005, has significantly changed the provisions of the Investment Law. The amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as an Approved Enterprise, such as provisions generally requiring at least 25% of the Approved Enterprise’s income to be derived from export. Additionally, the amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

However, the Investment Law provides that terms and benefits included in any certificate of approval already granted will remain subject to the provisions of the law as they were on the date of such approval. Therefore, a target business that was approved as an Approved Enterprise prior to the amendment will generally not be subject to the provisions of the amendment (which are described below).

Subject to certain provisions concerning income subject to the Alternative Benefits (see below), any distributed dividends are deemed attributable to the entire enterprise, and the effective tax rate represents the weighted combination of the various applicable tax rates. A company may elect to attribute any dividend distributed by it only to income not subject to the Alternative Benefits.

Tax Benefits for Income from Approved Enterprises Approved Prior to the Amendment to the Investment Law

An Approved Enterprise may elect to forego any entitlement to the grants otherwise available under the Investment Law and, in lieu of the foregoing, participate in an alternative benefits program under which the undistributed income from the Approved Enterprise is fully exempt from corporate tax for a defined period of time. We expect a target business with an Approved Enterprise is likely to elect the alternative benefits program rather than grants. The period of tax exemption ranges from between two and ten years, depending upon the location within Israel of the Approved Enterprise. Upon expiration of the exemption period, the Approved Enterprise would be eligible for the otherwise applicable reduced tax rates under the Investment Law for the remainder, if any, of the otherwise applicable benefits period. If a company has more than one Approved Enterprise program or if only a portion of its capital investments are approved, its effective tax rate is the result of a weighted combination of the applicable rates. The tax benefits from any certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise. Income derived from activity that is not integral to the activity of the enterprise should not be divided between the different enterprises and would therefore not enjoy tax benefits.

Income derived from an Approved Enterprise is generally subject to a reduced tax rate of 25% for a period of seven years. However, further reductions in tax rates may apply depending on the percentage of the non-Israeli investment in a company’s share capital and the percentage of its combined share and loan capital owned by non-

Israeli residents. We cannot assure you the current benefit program will continue to be available or that we will qualify for its benefits following a business combination.

A company that has elected to participate in the alternative benefits program and subsequently pays a dividend out of the income derived from the Approved Enterprise during the tax exemption period will be subject to corporate tax in respect of the amount distributed (including withholding tax thereon) at the rate that would have been applicable had the company not elected the alternative benefits program. The dividend recipient is taxed at the reduced withholding tax rate of 15%, applicable to dividends from Approved Enterprises if the dividend is distributed within 12 years after the benefits period or other rate provided under a treaty. The withholding tax rate will be 25% after such period or a lower rate as provided by a relevant treaty. In the case of a company with a foreign investment level (as defined by the Investment Law) of 25% or more, the 12-year limitation on reduced withholding tax on dividends does not apply.

The Investment Law also provides that an Approved Enterprise is entitled to accelerated tax depreciation on property and equipment included in an approved investment program.

The benefits available to an Approved Enterprise would be conditional upon the ability of the entity to adhere to the investment program filed with the Investment Center of the Israeli Ministry of Industry, Trade and Labor and to the fulfillment of periodic reporting obligations. If, following a business combination, we fulfilled the required conditions and became designated as an Approved Enterprise but subsequently violated those conditions, in whole or in part, we would be required to refund the amount of tax benefits that we were entitled to, plus an amount linked to the Israeli consumer price index, interest and penalties.

Tax Benefits under the Amendment to the Investment Law

As a result of the amendment, it is no longer necessary for a company to acquire Approved Enterprise status in order to receive the tax benefits previously available under the Alternative Benefits provisions, and therefore such companies need not apply to the Investment Center for this purpose (Approved Enterprise status remains mandatory for companies seeking grants). Rather, a company may claim the tax benefits offered by the Investment Law directly in its tax returns, provided its facilities meet the criteria for tax benefits set out by the amendment.

Tax benefits are available under the amendment to production facilities (or other eligible facilities), which are generally required to derive more than 25% of their business income from export. In order to receive the tax benefits, the amendment states the company must make an investment in the Benefited Enterprise which will meet the conditions specified in the Investment Law. Where a company requests to have the tax benefits apply to an expansion of existing facilities, then only the expansion will be considered a Benefited Enterprise and the company’s effective tax rate will be the result of a weighted combination of the applicable rates.

The tax benefits available under the amendment to qualifying income of a Benefited Enterprise are determined by the geographic location of the Benefited Enterprise. The undistributed income derived from the Benefited Enterprise remain fully tax exempt for two to ten years, and subject to tax at a rate of 10% - 25% for the remainder of the benefit period, depending on the extent of foreign investment in the company. The period for which tax benefits are available under the amendment is also determined by the geographical location of the Benefited Enterprise.

Dividends paid out of income derived by a Benefited Enterprise (or out of dividends received from a company whose income is derived from a Benefited Enterprise) are generally subject to withholding tax at the rate of 15% (deductible at source). The reduced rate of 15% is limited to dividends and distributions out of income derived from a Benefited Enterprise during the benefits period and actually paid at any time up to 12 years thereafter. A company qualifying for tax benefits under the amendment which pays a dividend out of income derived by its Benefited Enterprise during the tax exemption period will be subject to tax in respect of the gross amount of the dividend at the otherwise applicable rate of 25% (or lower in the case of a qualified foreign investment company which is at least 49% owned by non-Israeli residents). The dividend recipient would be subject to tax at the rate of 15% on the amount received which tax would be deducted at source. The amendment sets a minimal amount of foreign investment required for a company to be regarded a foreign investment company.

Grants from the Israeli Office of the Chief Scientist

Under the Encouragement of Research and Development in Industry Law, 5744-1984, commonly referred to as the R&D Law, research and development programs approved by the research committee of the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade & Labor are eligible for grants to reimburse certain approved expenditures of such programs, as determined by the committee. In order to be eligible, the applicant must be an Israeli company that proposes to invest in the development of industrial know-how, the development of new products, the development of new processing or manufacturing procedures or the development of significant improvements to an existing process or product. A committee of the Office of the Chief Scientist reviews the applications, evaluates the feasibility of the proposal, determines whether or not to approve a grant, and also determines the extent of Chief Scientist funding (within a range specified by the law) for approved projects. Depending on the nature of the project, the Chief Scientist grants can be between 20% and 75% of the approved research expenses, although in moat cases the Chief Scientist participation is 50%.

In exchange, the recipient of the grants is required to pay the Office of the Chief Scientist royalties emanating from products incorporating know-how developed within the framework of each program or derived therefrom (including ancillary services in connection therewith), up to an aggregate of 100% of the dollar-linked value of the total grants received in respect of such program, plus interest, unless the recipient manufactures the product outside Israel, in which case additional royalties are payable, as mentioned below.

The terms of the Israeli government participation also require the manufacture of products developed with government grants be performed in Israel, unless otherwise approved by the research committee. If any of the manufacturing is performed outside of Israel, the company would ordinarily be required to pay royalties at an increased rate and to increase the aggregate repayment amount to between 120% and 300% of the grant amount, depending upon the manufacturing volume performed outside of Israel.

The R&D Law also provides that the know-how developed under an approved research and development program may not be transferred to third parties in Israel without prior approval of the research committee. This approval, however, is not required for the sale or export of any products resulting from such research and development. Approval of such transfer of know-how may be granted in specific circumstances, only if the recipient abides by the provisions of the R&D Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties in an amount that may be increased. The R&D Law further provides that the know-how developed under an approved research and development program may not be transferred to any third parties outside Israel.

The R&D Law imposes reporting requirements with respect to certain changes in the ownership of a grant recipient. The law requires the grant recipient and its controlling shareholders and interested parties to notify the Office of the Chief Scientist of any change in control of the recipient or a change in the holdings of the significant stockholders of the recipient that results in a non-Israeli becoming an interested party directly in the recipient and requires the new interested party to undertake to comply with the R&D Law. In addition, the rules of the Office of the Chief Scientist may require prior approval of the Office of the Chief Scientist or additional information or representations in respect of certain of such events. Accordingly, if we acquire a target business that has know-how developed under an approved research and development program, any non-Israeli who acquires 5% or more of our common stock may be required to notify the Office of the Chief Scientist that it has become an interested party and to sign an undertaking to comply with the R&D Law.

The funds available for Office of the Chief Scientist grants out of the annual budget of the State of Israel have been reduced, and the Israeli authorities have indicated that the government may further reduce or abolish Office of the Chief Scientist grants in the future. Even if these grants are maintained, we cannot presently predict whether any target business would be eligible for or seek these grants, or what would be the amounts of future grants, if any, that we might receive following a business combination.

The Israeli Companies Law

Under the Israeli Companies Law – 1999, referred to as the Companies Law, Israeli companies are subject to certain restrictions with respect to changes in control of the company:

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Tender Offer. A person wishing to acquire shares or any class of shares of a publicly traded Israeli company and who would as a result hold over 90% of the company’s issued and outstanding share capital or of a class of shares which are listed, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If the shareholders that do not respond to the offer hold less than 5% of the issued share capital of the company, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The Companies Law provides for an exception regarding the threshold requirement for a shareholder that, prior to and following February 2000, holds over 90% of a company’s issued and outstanding share capital. However, the shareholders may petition the court to alter the consideration for the acquisition. If the dissenting shareholders hold more than 5% of the issued and outstanding share capital of the company, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company’s issued and outstanding share capital.

The Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% or greater shareholder of the company. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% or greater shareholder of the company, if there is no 45% or greater shareholder of the company.

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Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares at a shareholders’ meeting called on at least 21 days’ prior notice. Under the Companies Law, merger transactions may be approved by holders of a simple majority of shares present, in person or by proxy, at a general meeting and voting on the transaction. In determining whether the required majority has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be executed unless at least 30 days have passed from the receipt of the shareholders’ approval and 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies.

Enforceability of Certain Civil Liabilities and Agent for Service of Process in the United States

Our directors and executive officers are not residents of the United States. Substantially all of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or us or to enforce against them judgments of United States courts predicated upon civil liability provisions of the United States federal or state securities laws. Moreover, there is substantial doubt as to the enforceability in Israel against us or any of our directors and officers who are not residents of the United States, in original actions in Israel of civil liabilities predicated solely on the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934. However, subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

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the judgment was rendered by a court which was, according to the laws of the jurisdiction of the court, competent to render the judgment,

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the judgment is no longer appealable,

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the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

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the judgment is executory in the state in which it was given.

A foreign judgment will not be declared enforceable if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that:

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the judgment was obtained by fraud,

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there was no due process,

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the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

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the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

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at the time the action was brought in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have appointed National Registered Agents, Inc. as our agent in the United States upon which service of process against us may be made. None of our officers or directors has consented to service of process in the United States or to the jurisdiction of any United States court.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, the private placement and the term loan, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering, the private placement and the term loan are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of target businesses

We anticipate target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers, technology industry executives and consultants and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade papers discussing our intent on making acquisitions, and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

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growth potential;

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financial condition and results of operation;

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experience and skill of management;

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capital requirements;

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the value and extent of intellectual content;

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competitive position;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of protection of the products, processes or services;

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adaptability of products or services to new forms of communication;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service, appropriate state tax authorities or Israeli or European tax authorities, as applicable, will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director), for office space and certain general and administrative services. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any other person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or target businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

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leave us solely dependent upon the performance of a single business; and

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result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we expect most of our management and other key personnel to remain associated with us following a business combination, they may be involved in different capacities than at present, and we may employ other personnel following the business combination. Although we intend to closely scrutinize such individuals, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Existing stockholders who purchase shares of common stock in connection with the private placement, in this offering or after this offering have agreed to vote such shares in favor of any proposed business combination. We will proceed with the business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning 19.99% or less of the shares sold in this offering and the private placement exercise their redemption rights; provided, however, that as part of the negotiations toward a business combination, our board of directors may, in the exercise of their business judgment, agree to a percentage less than 19.99% (but not more than 20%). This would be done in order to preserve cash in the trust account in order to facilitate a particular business combination, and may result in us having a redemption rate lower than 19.99% as part of the agreement to consummate such a business combination. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder (other than existing stockholders and those who purchase shares in the private placement before this offering) the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to $8.00. No interest will be payable to public stockholders redeeming in connection with a business combination. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning more than 19.99% of the shares sold in this offering and the private placement, exercise their redemption rights provided, however, that as part of the negotiations toward a business combination, our board of directors may, in the exercise of their business judgment, agree to a percentage less than 19.99% (but not more than 20%). Even if 19.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters) at the time of such acquisition, which amount is required for our initial business combination. In such event we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up.

Investors who choose to remain as stockholders and do not exercise their redemption rights will have assumed the entire cost of the offering, including the underwriters’ discount (but not including the deferred compensation owed to Maxim Group LLC). The additional cost per share allocable to such remaining stockholders would be $0 if none of the shares sold in the offering are redeemed, and approximately $0.68 per share if the maximum number of shares which may be redeemed are redeemed.

Dissolution and liquidation if no business combination

Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and promptly return and liquidate all funds from our trust account only to our public stockholders (not including Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, with respect to the 187,500 shares included in the insider units to be purchased in the private placement), as part of our plan of dissolution and liquidation and in accordance with the applicable provisions of the Delaware General Corporation Law in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest not previously released to us less the amount of taxes paid, if any, on interest earned. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding shares of common stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations. Our existing stockholders have waived their rights to participate in any liquidation of our trust account or other assets with respect to shares of common stock owned by them prior to this offering (including any shares they or their designees have acquired in the private placement) and to vote their shares of common stock in favor of any plan of dissolution and liquidation which we will submit to a vote of stockholders (including any shares they or their designees have acquired in the private placement). In addition, Maxim Group LLC has agreed to waive their rights to the $750,000 ($862,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation deposited in the trust account for their benefit. There will be no liquidation amounts in connection with a dissolution with respect to our warrants, which will expire worthless. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe there should be sufficient funds available, outside of the trust account as well as from the interest earned on the trust account and released to us as working capital, to fund the $50,000 to $75,000 in costs and expenses. In the event there are not available funds outside of the trust account sufficient to consummate our dissolution and liquidation, Mr. Zadok will provide the funds necessary to complete our dissolution and liquidation.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, the private placement and the term loan, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to holders of the 3,125,000 shares (3,593,750 if the underwriters’ over-allotment option is exercised in full) entitled to participate in the liquidation of our trust account would be equal to the $8.00 per unit offering price. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. All our executive officers have agreed pursuant to agreements with us and Maxim Group LLC, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering, the private placement and the term loan not held in the trust account at that time. Based on information we have obtained from such individuals, we currently believe that such persons are capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. We believe the likelihood of our executive officers having to indemnify the trust account is minimal. However, we cannot assure you that the actual per-share liquidation price will not be less than $8.00, plus interest (net of taxes payable), due to claims of creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our public stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation (currently estimated to be between $50,000 and $75,000) as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes. In the event there are not available funds outside of the trust account sufficient to consummate our dissolution and liquidation, Mr. Zadok will provide the funds necessary to complete our dissolution and liquidation.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

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our board of directors will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

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upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then, approximately 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and approximately 30 days following the passing of such deadline, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, the private placement and the term loan, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Additionally, we face competition from other blank-check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, it may be the case that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain executive offices at 4 Maskit Street, Herzeliya, Israel. The costs for this space is included in the $7,500 per-month fee New Pole Ltd. charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director). This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) 18 months after the completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within such 18-month period) and (iii) the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation. We believe, based on rents and fees for similar services in the area around Herzeliya, Israel, that the fee charged by New Pole Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

We consider our current office space adequate for our current operations.

Employees

We have three executive officers, each of whom is also a member of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire an operating business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$25,000,000 of the net offering proceeds, private placement proceeds and term loan (including up to $750,000 payable to Maxim Group LLC upon consummation of a business combination) will be deposited into a trust account at Merrill Lynch maintained by American Stock Transfer & Trust Company, leaving us with $24,250,000 with which to consummate the business combination.

$20,000,000 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $25,000,000 of net offering proceeds, private placement proceeds and the term loan held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (less deferred underwriting compensation of $750,000, or $862,500 if the over-allotment is exercised in full) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units shall commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units shall begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided (i) we have filed with the SEC a Current Report on
Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, the private placement and the term loan, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. Maxim Group LLC may decide to allow continued trading of the units following such separation.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for $8.00 per share. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. No interest will be payable to public stockholders redeeming in connection with a business combination.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period. If a business combination does not occur within these time frames our purpose and powers will be limited to dissolving, liquidating and winding up.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual

The proceeds held in the trust account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds – (continued)

time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see “Proposed Business — Plan of Dissolution and Liquidation if No Business Combination.”

account would be returned within 5 business days of such date.
Interest earned on funds in trust

Interest earned on the trust account in excess of the dollar amount necessary to allow for an $8.00 per share liquidation distribution, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers, to our public stockholders will be released to us to fund our working capital requirements, with such amount to be released for working capital purposes limited to an aggregate of $1,200,000 ($1,380,000 if the over-allotment option is exercised in full). In addition, interest earned may be disbursed for the purposes of (i) paying taxes on interest earned, (ii) funding working capital up to $1,200,000 ($1,380,000 if the over-allotment option is exercised in full), and (iii) repaying the term loan, plus accrued interest. Stockholders who redeem in connection with a business combination will not receive any interest on the $8.00 per share held in trust for their benefit; upon the dissolution and liquidation of our company as part of a plan of dissolution and liquidation approved by our stockholders such stockholders shall be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital requirements or costs associated with a plan of dissolution and liquidation if we do not consummate a business combination, net of taxes payable on such funds held in trust.

The interest earned on proceeds held in trust (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position

Adiv Baruch	44	President, Chief Executive Officer and Director
Jacob Perry	62	Chairman of the Board of Directors
Ronen Zadok	47	Chief Financial Officer, Secretary and Director
Yoav Schwalb	47	Director
Yaron Schwalb	42	Chief Technology Officer and Director

Mr. Adiv Baruch has been our President, Chief Executive Officer and a Director since inception. Since February 2004, he has been a director, and since January 1, 2004, the President and CEO, of B.O.S., a company publicly traded on both NASDAQ and the Tel Aviv Stock Exchange (BOSC). Through its wholly owned subsidiaries, B.O.S. delivers connectivity from IBM iSeries computers to personal computers and mobile devices and provides solutions in RFID, semiconductors, electronic components, CCD, imaging, networking, telecom and automation. From 1999 to 2003, he served as Executive Vice President, Business Development of Ness Technologies (NASDAQ: NSTC), an international provider of comprehensive end-to-end IT services and solutions. Ness offers a unique global delivery model of innovative, high-quality, value-added services that enable organizations to attain sustainable competitive advantage. He has served as founder and an executive or director for several information technology companies and Internet start-ups. Mr. Baruch is actively involved as the chairman of The Israel Export and International Cooperation Institute, Hi-Tech and Telecom Division, and a board member of the IEIC. Mr. Baruch serves as a director in several public and private companies, including MLL Software Industries Ltd., Maayan Ltd. (one of the first public Israeli technology incubators), Rabintex Industries Ltd, an international leading manufacturer of personal protection equipment and armored systems and Tapuz, the Israeli community and mobile portal, all of which are public traded companies listed on the Tel Aviv Stock Exchange. He is also a director of Zone 4 Play Inc., which is quoted on the OTC Bulletin Board under the symbol ZFPI. Zone 4 Play is a software and technology developer and provider to companies that service the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over mobile devices, TV and the internet. Mr. Baruch has a B.Sc. in Information Systems and Industrial Engineering from the Technion – Israel Institute of Technology.

Mr. Jacob Perry has been the chairman of our board of directors since September 27, 2006. He has been Chairman of the Board of Directors of Bank Mizrahi Tefahot since 2003. Mr. Perry has been a member of the Board of Directors of Magal Security Fences since 2003. From 2003 to 2006, he was Chairman of the Board of Lipman Engineering, a company focused on transaction solutions. On April 2, 1995, Mr. Perry was named President and CEO of Cellcom Israel Ltd., which received Israel’s second license for the operation of a cellular network. Cellcom began operations on December 24, 1994, six months after obtaining its license. Under Mr. Perry’s leadership, Cellcom became one of the leaders in Israel’s cellular market, offering a variety of network services. By the time of Mr. Perry’s departure in December, 2002, Cellcom was widely regarded as one of the leading companies in the Israeli economy, with 4,000 employees, a 41% market share and approximately 2.5 million subscribers. In 2001, Cellcom had more than $1 billion in revenues, with a net profit of approximately $125 million. From 1966 through 1995, Mr. Perry served in various capacities in Israel’s General Security Service (GSS), including commander, deputy chief and Director. He was appointed Director of the GSS in April 1988 by then Prime Minister Yitzhak Shamir and served in such capacity until March 1, 1995. As Director, he was responsible for command of the security establishment for the State of Israel, both domestically and internationally. As Director, he managed thousands of employees at various levels of operations and had primary oversight of intelligence and research systems, human resources and technologies. As Director, he reported directly to the Prime Minister, as well as other relevant Israeli government ministers and officials. He received a B.A. in Oriental Studies and History of the Jewish People from the Hebrew University of Jerusalem and Tel-Aviv University and graduated from the AMP115 program from Harvard Business School, focusing on budget and finance management and marketing.

Mr. Ronen Zadok has been our Chief Financial Officer, Secretary and Director since inception. Since October 1999, he has been a managing partner in Signum Ltd., a privately held company focusing on turnaround management services for corporations. Currently, he is a Director in Zone 4 Play (OTCBB: ZFPI). He is also a director of New Pole Ltd., a newly formed, privately held investment company and, since 2006, a director of SiMetra Farm Ltd., an Israeli biotech company. From October 2002 to May 2004, he was a director of Ness Technologies (NASDAQ: NSTC). From 1995 to October 1999, Mr. Zadok was CEO and a Director of Clal-Ipex, a joint venture company with Clal (Israel’s largest conglomerate at that time), specializing in IT professional and outsourcing services. From July 1992 to 1995, Mr. Zadok was the CFO and Co-Founder of Ipex Israel Ltd., a software and IT services company which was acquired by Ness Technologies. From 1990 to 1992, Mr. Zadok was Director of Marketing – financial services for Ipex ITG Australia, an IT products, services and outsourcing company. Mr. Zadok holds a B.A. in Economics and Business Administration, a B.A. in accounting and an MBA in finance and accounting, all from Tel Aviv University.

Mr. Yoav Schwalb has been a Director of our company since inception. From February 2004 to February 2005, he served as a director of Volante (recently acquired by Commander Communications) (ASX: CDR), one of Australia’s largest information technology providers. Mr. Schwalb has been a director of SiMetra Farm Ltd., an Israeli biotech company, since 2006. From October 2002 through February 2004, Mr. Schwalb was an Executive Vice President of Ipex ITG Australia, leading the business development unit. In such capacity, Mr. Schwalb was charged with overall control of sales and marketing as well as the development and initiation of new business areas. From October 1999 to February 2002, he served as a Director of Ness Technologies (NASDAQ: NSTC). From October 1993 to October 1999, Mr. Schwalb served as the CEO and Director of Ipex Israel Ltd., an Israeli high-tech company (which later merged with Ness Technologies). Yoav Schwalb is the brother of Yaron Schwalb our Chief Technology Officer and a Director.

Mr. Yaron Schwalb has been our Chief Technology Officer and a Director since inception. Mr. Schwalb has been a director of SiMetra Farm Ltd., an Israeli biotech company, since 2006. From February 2004 to September 2005, Mr. Schwalb was CTO and Technical Director of the Ipex division of Volante (AMEX: VGL), one of Australia’s largest information technology providers. From 1985 to 2004, he was co-founder and CTO of Ipex ITG Australia. Mr. Schwalb received his B.Com from Melbourne University (Australia). Yaron Schwalb is the brother of Yoav Schwalb a Director of our company.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Yaron Schwalb and Yoav Schwalb, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Perry, Baruch and Zadok, will expire at the second annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise with public and private companies should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

In addition, for a period of no less than two years after the date of the prospectus, we have agreed to engage a designee of Maxim Group LLC as an advisor to our board of directors, where such advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such advisor shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business combination. At that time our board of directors intends to adopt charters for these committees.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Executive Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

We maintain executive offices at 4 Maskit Street, Herzeliya, Israel. The costs for this space is included in the $7,500 per-month fee New Pole Ltd. charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director). We believe, based on rents and fees for similar services in the area around Herzeliya, Israel, that the fee charged by New Pole Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•

Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, and certain of them and their designees are purchasing units in the private placement as to which they (as well as our existing stockholders) are waiving their redemption and liquidation rights, and our existing stockholders own warrants to purchase additional shares of our common stock which are exercisable upon the achievement of certain price targets for our common stock, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our dissolution and liquidation to our public stockholders of our trust account as part of our plan of dissolution and liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have. We also have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. In addition all of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a fiduciary obligation and any successors to such entities have declined to accept such opportunities.

Additionally, certain of our directors and officers are directors of companies, both public and private, which may perform business activities in the technology industry similar to those which we may perform after consummating a business combination. Mr. Baruch is the President, CEO and a director of B.O.S., a company publicly traded on both NASDAQ and the Tel Aviv Stock Exchange (BOSC). Mr. Baruch also serves as a director in MLL Software Industries Ltd., Maayan Ltd. (one of the first public Israeli technology incubators), Rabintex Industries Ltd, an international leading manufacturer of personal protection equipment and armored systems and Tapuz, the Israeli community and mobile portal, all of which are public traded companies listed on the Tel Aviv Stock Exchange. He is also a director of Zone 4 Play Inc., which is quoted on the OTC Bulletin Board under the symbol ZFPI. Mr. Zadok is a director in Zone 4 Play Inc. and SiMetra Farm Ltd., an Israeli biotech company. Yaron Schwalb and Yoav Schwalb are also directors of SiMetra Farm Ltd.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination (this does not include shares included in the units purchased in the private placement, which will be voted in favor of a business combination). In addition, all of our existing stockholders, and the purchasers of our securities in the private placement, have agreed to waive their respective rights to participate in any liquidation of our trust account (except with respect to shares of our common stock acquired by them in connection with this offering or in the aftermarket) in connection with a dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and the units offered by this prospectus:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before the Offering and Placement	After the Offering and Placement(2)

Ronen Zadok, Chief Financial Officer, Secretary, Director (3)	186,328	22.5%	9%
Adiv Baruch, President, Chief Executive Officer, Director	186,328	22.5%	4.5%
Yaron Schwalb, Chief Technology Officer, Director	186,328	22.5%	4.5%
Yoav Schwalb, Director	186,328	22.5%	4.5%
Jacob Perry, Chairman	82,813	10%	2%

All directors and executive officers as a group (5 individuals)(4)	828,125	100%	24.5%

——————

*

Less than 1%

(1)

Unless otherwise indicated, the business address of each of the individuals is 4 Maskit Street, Herzeliya, Israel 46700.

(2)

Assumes only the sale of 3,312,500 units in this offering and the private placement, but not: (a) the exercise of the 3,312,500 warrants to purchase shares of our common stock included in such units, (b) the exercise of the 160,000 warrants issued to our directors as described herein or (c) 156,256 shares of our common stock included in the representative unit purchase option or 156,250 shares of common stock underlying warrants included in the representative’s unit purchase option. The percentage ownership after the offering for all executive officers and directors as a group reflects the purchase of all 187,500 units by Mr. Zadok, our chief financial officer and secretary, or an entity wholly owned by him, in the private placement.

(3)

Following the private placement, Mr. Zadok will be deemed to be the beneficial owner of 373,828 shares of our common stock, which amount does not include 187,500 shares of our common stock issuable upon the exercise of 187,500 warrants to purchase shares of our common stock underlying warrants included in the insider units.

(4)

Does not include: (a) their portion of the issuance of up to 160,000 shares of our common stock upon exercise of warrants that become exercisable only upon the achievement of certain price targets of our common stock commencing three months after the completion of our initial business combination or (b) 156,250 shares of our common stock included in the representative unit purchase option or 156,250 shares of common stock underlying warrants included in the representative’s unit purchase option.

Immediately after this offering and the private placement, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own approximately 24.53% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 24.53% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 24.53% of our issued and outstanding common stock upon the consummation of this offering.

Except for the shares issued as part of the units in the private placement (which may not be sold, assigned or transferred until we consummate a business combination), all of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

three years following the date of this prospectus; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus or purchased in the private placement.

The units and the securities underlying the units to be purchased by Ronen Zadok (or his nominees) in the private placement will contain restrictions prohibiting their transfer until the earlier of a business combination or our liquidation and will be held in escrow by the Maxim Group LLC until such time.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable.

All of our directors will be deemed to be our “parents” and “promoters” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September, 2006, we issued 828,125 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.03 per share, as follows:

Name	Number of Shares	Relationship to Us

Adiv Baruch	186,328	Chief Executive Officer and Director
Jacob Perry	82,813	Chairman
Yoav Schwalb	186,328	Director
Ronen Zadok	186,328	Chief Financial Officer, Secretary and Director
Yaron Schwalb	186,328	Chief Technology Officer and Director

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 24.53% of our issued and outstanding shares of common stock upon consummation of the offering. If we reduce the size of the offering we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 24.53% of our issued and outstanding common stock upon the consummation of this offering.

The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, has agreed to purchase 187,500 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of such units demand and “piggy-back” registration rights with respect to the 187,500 shares of common stock included in the units, the 187,500 warrants included in the units and the 187,500 shares of common stock underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination, provided, however, any such registration will not become effective prior to completion of our initial business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable. The holders will have demand and “piggy-back” registration rights with respect to these shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Ronen Zadok, our chief financial officer, secretary and a director, has loaned us a total of $90,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the earlier of September 30, 2007 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

Prior to the effective date of this offering, Ronen Zadok, our chief financial officer, secretary and a director, will loan us $234,000 ($384,000 if the over-allotment option is exercised in full). Such loan will bear interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the trust account during the period that such loan is outstanding and will be repaid quarterly during the 18 month period following the completion of this offering from the interest accrued on the trust account.

The repayment of the $234,000 term loan ($384,000 if the over allotment option is exercised in full) is subordinate to the public stockholders receiving a minimum of $8.00 per share, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, in the event of our liquidation and dissolution if we do not consummate a business combination, or if they exercise their redemption rights.

We maintain executive offices at 4 Maskit Street, Herzeliya, Israel. The costs for this space is included in the $7,500 per month fee New Pole Ltd. charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and New Pole Ltd., an affiliate of Ronen Zadok (our chief financial officer, secretary and a director). This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) 18 months after the completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within such 18-month period) and (iii) the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation. We believe, based on rents and fees for similar services in area surrounding Herzeliya, Israel, that the fee charged by New Pole Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our existing stockholders will not receive reimbursement for any out-of- pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which shall be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the industry in which we consummate a business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 828,125 shares of common stock are outstanding, held by five record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants shall begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until (i) we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering the private placement and the term loan, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. Maxim Group LLC may decide to allow continued trading of the units following such separation. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering (but not purchased in the private placement) in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering, the private placement or in the aftermarket in favor of any transaction our officers negotiate and present for approval to our stockholders. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering (including shares acquired in the private placement). Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning 19.99% or less of the shares sold in this offering and the private placement exercise their redemption rights discussed below. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below. Even if 19.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters) at the time of such acquisition which amount is required for our initial business combination. In such event we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate to our public stockholders our trust account as part of our plan of dissolution and liquidation.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate to our public stockholders our trust account as part of our plan of dissolution and liquidation prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, if any, not previously paid to us, net of taxes, if any. The term public stockholders means the holders of common stock sold as part of the units in this offering or acquired in the open market, but excludes our officers and directors or their nominees or designees with respect to the shares owned by them prior to this offering and included in the units they have agreed to purchase in the private placement since they have waived their redemption and right to liquidation distributions from our trust account in connection with our dissolution as part of our plan of dissolution and liquidation with respect to these shares.

Our existing stockholders have also agreed to waive their respective rights to participate in any liquidation of the trust account in connection with our dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders with respect to those shares of common stock acquired by them prior to this offering or in the private placement.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock (which does not include shares of common stock purchased by existing stockholders or their designees in connection with the private placement) redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their shares of common stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 20,000,000 shares of common stock authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant included in the units sold in this offering and the private placement entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

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one year from the date of this prospectus.

The warrants will expire on [         ], 2010 at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th trading day after the date of this prospectus, unless Maxim Group LLC agrees that an earlier date is acceptable; provided, however, that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, the private placement and the term loan, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

We may call the warrants for redemption (including any warrants issued upon exercise of Maxim Group LLC’s unit purchase option):

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in whole and not in part;

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at a price of $.01 per warrant at any time after the warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the last closing sales price of our Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares, the warrants may become worthless. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

Because the units sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Incentive Warrants

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable. The holders will have demand and “piggy-back” registration rights with respect to these shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements. These warrants will not be subject to redemption if held by the initial holders thereof or their permitted transferees.

Purchase Options

We have agreed to sell to Maxim Group LLC an option to purchase up to 156,250 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 4,140,625 shares of common stock outstanding, or 4,609,375 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 3,125,000 shares sold in this offering, or 3,593,750 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. This will include the 187,500 shares included in the units being purchased in the private placement by Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, which are the subject of a lock-up agreement with us and the representative of the underwriters until we complete a business combination. All of the remaining 828,125 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to September 6, 2007. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. In addition, we may issue up to an additional 160,000 shares of common stock to our directors upon the exercise by them of warrants that may be exercised by them upon the attainment of certain price targets for our common stock.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of shares of common stock then outstanding, which will equal 41,406 shares immediately after this offering (or 46,093 if the underwriters’ exercise their over-allotment option in full); and

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the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 828,125 issued and outstanding shares of common stock on the date of this prospectus and prior to the private placement will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, has agreed to purchase 187,500 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of such units demand and “piggy-back” registration rights with respect to the 187,500 shares, the 187,500 warrants and the 187,500 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination, provided, however, any such registration shall not become effective until our business combination has been completed. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

Prior to the closing of the private placement, we will issue to our directors an aggregate of 160,000 warrants to purchase shares of our common stock. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of our common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date of the offering of which this prospectus forms a part. The holders will have demand and “piggy-back” registration rights with respect to these shares at any time after we consummate a business combination. The demand registration may be exercised by the holders of a majority of such shares. We will bear the expenses incurred in connection with the filing of any such registration statements.

Shares Subject to Surrender and Cancellation

We will not proceed with a business combination if public stockholders owning more than 19.99% of the shares sold in this offering and the private placement vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if stockholders owning 19.99% or less of the shares sold in this offering and the private placement exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 662,169 shares of common stock, at an initial per-share redemption price of $8.00. The redemption price per share is greater than each public stockholder’s initial pro rata share of the trust account of $7.76. Of the excess redemption price, $0.24 per share represents the underwriters’ deferred fee, which they have agreed to forego to the extent stockholders redeem their shares.

Our Certificate of Incorporation

Our certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

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requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

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prohibition against completing a business combination if 20% or more of our stockholders exercise their redemption rights in lieu of approving a business combination;

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the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

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a requirement that in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

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requirement that our management take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of dissolution and liquidation in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

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limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their redemption rights; and

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the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our certificate of incorporation and the underwriting agreement that we will enter into with Maxim Group LLC in connection with the consummation of this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of our certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

UNDERWRITING

Maxim Group LLC is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units

Maxim Group LLC
Total	3,125,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor’ varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Market Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States may, by rule or regulation, place conditions on the use of exemptions, such that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders or the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin  and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:

District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota,  Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements.

Underwriting Terms

Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 468,750 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriter may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $28,750,000, $1,150,000 and $27,600,000, respectively.

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$25,000,000	$28,750,000
Underwriting Discount(1)	$0.32	$1,000,000	$1,150,000
Non-accountable expense allowance(2)	$0.08	$250,000	$250,000
Deferred underwriting compensation(3)	$0.24	$750,000	$862,500
Proceeds before other expenses(4)	$7.36	$23,000,000	$26,487,500

——————

(1)

Does not include an additional 3% of the gross proceeds, or $0.24 per unit ($750,000 in total) payable to Maxim Group LLC from the sale of units in this offering ($862,500 if the over-allotment option is exercised in full) that will be paid to the underwriters only upon consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed) which amounts are reflected in this table as deferred underwriting compensation. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)

The non-accountable expense allowance payable to Maxim Group LLC is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)

The per unit deferred underwriting compensation is $0.24 with respect to units sold. The per unit deferred underwriting compensation is payable to Maxim Group LLC out of the funds held in trust upon consummation of a business combination. Maxim Group LLC has agreed to forfeit their deferred underwriting compensation in the event a business combination is not consummated and our trust account is liquidated to our public stockholders as part of our plan of dissolution and liquidation.

(4)

Additional expenses attributable to this offering are estimated to be approximately $435,000.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that Maxim Group LLC will be paid a non-accountable expense allowance equal to 1% of the gross proceeds from the sale of the units offered by this prospectus ($25,000 of which has been previously advanced to Maxim Group LLC), exclusive of any units purchased on exercise of the over-allotment option. In the event the offering is terminated, Maxim Group LLC will return to us the amount previously advanced by us less Maxim Group LLC’s actual out-of-pocket expenses incurred in connection with the offering.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions, the non-accountable expense allowance and not taking into consideration the underwriters’ over-allotment option, will be approximately $435,000. These expenses include, but are not limited to, SEC registration fees, NASD filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses, transfer agent fees and blue sky fees and expenses.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[  ] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[  ] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

We have agreed to sell to Maxim Group LLC for $100, an option to purchase up to 156,250 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination or 180-days from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 156,250 units, the 156,250 shares of common stock and the 156,250 warrants underlying such units, and the 156,250 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of such units.

We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when (i) all of the Units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the overallotment option has been exercised or has expired. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

For a period of no less than two years after the date of the prospectus, we have agreed to engage a designee of Maxim Group LLC as an advisor to our board of directors, where such advisor shall attend meetings of the board, receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such advisor shall be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

For a period of eighteen months from the closing of a business combination, but in any event not exceeding thirty-six months from the date of this prospectus, we have granted Maxim Group LLC the right of first refusal to act as lead underwriter or minimally as a co-manager with at least 50% of the economics; or, in the case of a three-handed deal, 33% of the economics, for any and all future public and private equity and debt offerings, excluding ordinary course of business financings such as bank lines of credit, accounts receivable, factoring and financing generated by us or any of our successors or subsidiaries.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, and will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except  in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Such firm has previously represented Maxim Group LLC and expects to do so again in the future. Richardson & Patel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Ziv Haft, a BDO member firm, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Ziv Haft are included in reliance upon their report given upon the authority of Ziv Haft as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

PINPOINT ADVANCE CORP.
(a development stage corporation)

FINANCIAL STATEMENTS
as of September 30, 2006

In U.S. Dollars

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
PINPOINT ADVANCE Corp.

We have audited the accompanying balance sheet of PINPOINT ADVANCE Corp. (a development stage corporation) (the “Company”) as of September 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from September 6, 2006 (inception) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006, and the results of its operations and its cash flows for the period from September 6, 2006 (inception) to September 30, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel-Aviv, Israel	/s/ Ziv Haft

October 18, 2006	Certified Public Accountants (Isr.)

BDO member firm

PINPOINT ADVANCE CORP.
(A development stage corporation)

BALANCE SHEET

September 30, 2006
ASSETS

Current Assets:
Cash	$100
Total current assets	100
Deferred offering costs (Note 3)	119,000

Total assets	$119,100

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accrued expenses	$45,000
Loans from related party (Note 4)	50,100
Total current liabilities	95,100

Commitments (Note 5)

Stockholders’ Equity: (Notes 6 and 7)
Preferred stock – $.0001 par value; 1,000,000 authorized; none issued or outstanding	—
Common stock – $.0001 par value; 20,000,000 authorized; 828,125 issued and outstanding	$83
Additional paid-in capital	24,917
Deficit accumulated during the development stage	(1,000)

Total stockholders’ equity	$24,000

Total liabilities and stockholders’ equity	$119,100

The accompanying notes should be read in conjunction with the financial statements.

PINPOINT ADVANCE CORP.
(a development stage corporation)

STATEMENT OF OPERATIONS

For the Period from September 6, 2006 (inception) to September 30, 2006

Formation expenses	$1,000
Net loss for the period	$1,000
Weighted average number of shares outstanding, basic and diluted	828,125
Net loss per share, basic and diluted	$—

The accompanying notes should be read in conjunction with the financial statements.

PINPOINT ADVANCE CORP.
(a development stage corporation)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from September 6, 2006 (inception) to September 30, 2006

	Common Stock		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount

Issuance of Common Stock to initial stockholders on September 6, 2006 (inception) $0.03 per share	828,125	$83	$24,917	$—	$25,000
Net loss for the period	—	—	—	(1,000)	(1,000)
Balance as of September 30, 2006	828,125	$83	$24,917	$(1,000)	$24,000

The accompanying notes should be read in conjunction with the financial statements.

PINPOINT ADVANCE CORP.
(a development stage corporation)

STATEMENT OF CASH FLOWS

For the Period from September 6, 2006 (inception) to September 30, 2006

Cash flows from operating activities:
Net loss	$(1,000)
Net cash used in operating activities	$(1,000)
Cash flows from financing activities:
Proceeds from issuance of shares of common stock	$25,000
Proceeds from loans from related party	50,100
Payment of deferred offering costs	(74,000)
Net cash provided by financing activities	$1,100
Increase in cash	$100
Cash at the beginning of the period	—
Cash at the end of the period	$100
Supplemental schedule of non-cash financing activity:
Accrual of offering costs	$45,000

The accompanying notes should be read in conjunction with the financial statements.

PINPOINT ADVANCE CORP.
(a development stage corporation)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Discussion of the Company’s Activities: Going Concern Consideration

Organization and activities: Pinpoint Advance Corp. (the “Company”) was incorporated in Delaware on September 6, 2006, as a blank check company that was formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a business that has operations or facilities located in Israel or which is a company operating outside of Israel, specifically in Europe, which management believes would benefit from establishing operations or facilities in Israel, preferably in the technology sector (“Target Business”).

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

At September 30, 2006, the Company had not yet commenced any operations. All activity through September 30, 2006 relates to the Company’s formation and the proposed public offering described below (the “Proposed Offering”). The Company has selected December 31 as its fiscal year-end.

The Proposed Offering calls for the Company to raise $25,000,000 in a public offering of its securities in which it would propose to issue up to 3,125,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 468,750 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering.

Mr. Ronen Zadok, the Company’s chief financial officer, secretary and a director (“Ronen Zadok”) or an entity wholly owned by Ronen Zadok, has committed to purchase an aggregate of 187,500 units (“Insider Units”) at $8 per unit (for an aggregate purchase price of $1,500,000) from the Company. This purchase will take place on a private placement basis immediately prior to the consummation of the Proposed Offering. All of the proceeds received from the sale of the Insider Units will be placed in a Trust Account. The Insider Units will be identical to the units being offered in the Proposed Offering except that the warrants included therein are not redeemable while held by the insider or his permitted transferees. All of the Company’s stockholders prior to the Proposed Offering, (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders and the holders of the Insider Units have agreed to vote in favor of a business combination proposed to the Company’s stockholders. All of such holders have waived their rights to participate in any liquidation distribution occurring upon failure of the Company to consummate a business combination.

The Company’s certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to Company stockholders prior to the consummation of a business combination, including:

•

Requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•

Prohibition against completing a business combination if 20% or more of those stockholders who purchased shares in the Offering and the private placement exercise their conversion rights in lieu of approving a business combination;

•

The right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

A requirement that in the event the Company does not consummate a business combination by the later of 18 months after the consummation of the Proposed Offering or 24 months after the consummation of the Proposed Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, the Company’s purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that the Company reserves its rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against the Company;

PINPOINT ADVANCE CORP.
(a development stage corporation)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Discussion of the Company’s Activities: Going Concern Consideration – (continued)

•

Requirement that management take all actions necessary to liquidate the trust account to the Company’s public stockholders as part of its plan of dissolution and liquidation in the event the Company does not consummate a business combination by the later of 18 months after the consummation of the Proposed Offering or 24 months after the consummation of the Proposed Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

•

Limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of the trust account to the Company’s public stockholders as part of its plan of dissolution and liquidation or upon the exercise of their conversion rights; and

•

The bifurcation of the Company’s board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Going concern consideration:  At September 30, 2006, the Company had $100 in cash and a working capital deficit of $95,000, excluding deferred registration costs of $119,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated.

There is no assurance that Company plans to raise capital or to consummate a business combination will be successful. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

Note 2 — Significant Accounting Policies

Net Loss Per Share: Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Fair Value of Financial Instruments and Derivatives: The fair values of the Company assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at September 30, 2006.

The Company accounts for derivative instruments in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designed are based on the exposures hedged. Changes in the fair value of derivative instruments which are not designated as hedges are recognized in earnings as other income (loss). At September 30, 2006, the Company did not have any derivative instruments.

Use of Estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements: The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

PINPOINT ADVANCE CORP.
(a development stage corporation)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Deferred Offering Costs

Deferred offering costs consist of legal, underwriting and other fees and expenses incurred through September 30, 2006, in connection with the Proposed Offering. Upon consummation of the Proposed Offering, these expenses will be charged to equity, or charged to expense if the Proposed Offering is not completed. The Company has incurred additional deferred offering costs subsequent to the balance sheet date.

Note 4 — Loans from Related Party

A related party has committed to loan to the Company the funds necessary to cover a portion of the Proposed Offering expenses, of which it has paid $50,100 to the Company as of September 30, 2006. The loans are in U.S. dollars and bear no interest and due upon the earlier to occur of September 30, 2007 and the closing of an initial public offering of the Company’s securities.

Due to the short-term nature of the loans, the fair value of the loans approximates their carrying amounts.

Note 5 — Commitments

The Company has agreed to pay a monthly fee of $7,500 to an affiliate of Ronen Zadok, commencing on the date of the Proposed Offering for office space and certain general and administrative services. In addition the officers and directors of the Company will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on behalf of the Company.

The initial stockholders have waived their right to receive distributions with respect to their founding shares and shares included within the Insider Units upon the Company’s liquidation.

The initial stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the initial stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering. The shares of common stock underlying the Underwriter’s option are subject to similar registration rights.

In connection with the Proposed Offering, the Company will enter into underwriting agreement with Maxim Group LLC, the representative of the underwriters in the Proposed Offering. The Company has also agreed to pay fees and issue securities to the underwriter in the Proposed Offering as described in Note 7 below.

Prior to the effective date of the Proposed Offering, Ronen Zadok will loan the Company $234,000 ($384,000 if the over-allotment option is exercised in full). Such loan will bear interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the trust account during the period that such loan is outstanding and will be repaid quarterly during the 18 month period following the completion of the Proposed Offering from the interest accrued in the trust account.

Note 6 — Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

PINPOINT ADVANCE CORP.
(a development stage corporation)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Warrants and Option to Purchase Common Stock

The Company has agreed to pay the underwriter in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 1% of the gross proceeds (excluding the over-allotment option) of the Proposed Offering. However, the underwriter has agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a business combination, and has waived its right to receive such payment upon the Company’s liquidation if the Company is unable to complete a business combination. The Company will sell to Underwriter for $100, an option to purchase up to 156,250 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by the Public Offering. This option commences on the later of the consummation of a business combination or 180-days from the date of the prospectus with respect to the Proposed Offering and expires five years from the date of the prospectus. The Company estimates that the fair value of the Underwriter’s Option is approximately $740,625 ($4.74 per Unit) using a Black-Scholes option-pricing model. The fair value of the Underwriter’s Option has been estimated using the following assumptions: (1) expected volatility of 69.4% (2) risk-free interest rate of 4.723% and (3) contractual life of 5 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of Israeli technology companies with market capitalizations between $50 million – $100 million that trade on US Stock Exchanges. In calculating volatility for the representative companies, the Company used daily historical volatilities for the period of time equal to the term of the option (5 years).

Prior to the closing of the Proposed Offering, the Company will issue to the directors of the Company an aggregate of 160,000 warrants to purchase common stock of the Company. 80,000 of such warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of the Company common stock exceeds $9.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. The remaining 80,000 warrants will be exercisable at $6.00 per share beginning three months after completion of a business combination if the last sales price of the Company common stock exceeds $10.00 per share for at least twenty (20) out of thirty (30) consecutive trading days commencing after such three month period. These warrants will expire five (5) years from the date such warrants become exercisable. The Company estimates that the fair value of these warrants is approximately $803,200 ($5.02 per Unit) using a Bloomberg calculator for barrier option model. The fair value of these warrants has been estimated using the following assumptions: (1) expected volatility of 69.4%, (2) risk-free interest rate of 4.743% and
(3) contractual life of 5 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of Israeli technology companies with market caps between $50 million – 100 million that trade on US Stock Exchanges. In calculating volatility for the representative companies, the Company used daily historical volatilities for the period of time equal to the term of the option (5 years).

Note 8 — Subsequent Event

The Company has incurred additional deferred offering costs subsequent to the balance sheet date. A related party has committed to loan to the Company the funds necessary to cover the costs. The loan is for $39,900, is payable in U.S. dollars, bears no interest and is due upon the earlier to occur of September 30, 2007 and the closing of an initial public offering of the company’s securities.

Until ,            2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$25,000,000 PINPOINT ADVANCE CORP. 3,125,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	Maxim Group LLC
Summary Financial Data	11
Risk Factors	12
Use of Proceeds	38
Dilution	42
Capitalization	44
Management’s Discussion and Analysis of Financial Condition and Results of Operations	45
Proposed Business	48
Management	66
Principal Stockholders	70
Certain Relationships and Related Transactions	72
Description of Securities	74
Underwriting	81
Legal Matters	87
Experts	87
Where You Can Find Additional Information	87
Index to Financial Statements	F-1	, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and Maxim Group LLC’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	$5,631.00
NASD filing fee	$5,763.00
Accounting fees and expenses	25,000.00
Printing and engraving expenses	50,000.00
Legal fees and expenses	250,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	47,606.00	(2)
Total	$435,000.00

——————

(1)

In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Jacob Perry	82,813
Adiv Baruch	186,328
Ronen Zadok	186,328
Yaron Schwalb	186,328
Yoav Schwalb	186,328

Such shares were issued on September 6, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy non “U.S. Person” individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.03 per share. No underwriting discounts or commissions were paid with respect to such sales.

Ronen Zadok, our chief financial officer, secretary and a director, or an entity wholly owned by Mr. Zadok, has agreed to purchase 187,500 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering in a transaction pursuant to, and in accordance with, Regulation S under the Securities Act of 1933. We have granted the holders of such units demand and “piggy-back” registration rights with respect to the 187,500 shares, the 187,500 warrants and the 187,500 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 24.53% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 24.53% of our issued and outstanding common stock upon the consummation of this offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.*
3.1	Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Option Purchase Agreement between the Registrant and Maxim Group LLC.
5.1	Opinion of Ellenoff Grossman & Schole LLP. *
10.1.1	Letter Agreement among the Registrant, Maxim Group LLC and Adiv Baruch.
10.1.2	Letter Agreement among the Registrant, Maxim Group LLC and Yoav Schwalb.
10.1.3	Letter Agreement among the Registrant, Maxim Group LLC and Ronen Zadok.
10.1.4	Letter Agreement among the Registrant, Maxim Group LLC and Yaron Schwalb.
10.1.5	Letter Agreement among the Registrant, Maxim Group LLC and Jacob Perry.
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.5	Lease/Office Services Agreement dated October 18, 2006 by and among the Registrant and New Pole Ltd.
10.6	Subscription Agreement between the Registrant and Ronen Zadok.
10.7	Form of Additional Warrant Issuance Side Letter between Registrant and the Initial Stockholders. *
10.8	Promissory Note in the amount of $50,100 dated September 6, 2006 issued to Ronen Zadok.
10.9	Promissory Note in the amount of $39,900 dated October 18, 2006 issued to Ronen Zadok.
10.10	Form of Term Note in the principal amount of $234,000 issued to Ronen Zadok.
14	Code of Ethics. *
23.1	Consent of Ziv Haft, a BDO member firm.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
24	Power of Attorney (included on the signature page of this Registration Statement).

——————

*

To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzeliya, Israel, on the 18th day of October, 2006.

PINPOINT ADVANCE CORP.

By:	/s/ Adiv Baruch
Adiv Baruch
President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Adiv Baruch and Ronen Zadok, each in their individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Adiv Baruch	President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2006
Adiv Baruch

/s/ Jacob Perry	Chairman of the Board of Directors	October 18, 2006
Jacob Perry

/s/ Yoav Schwalb	Director	October 18, 2006
Yoav Schwalb

/s/ Ronen Zadok	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	October 18, 2006
Ronen Zadok

/s/ Yaron Schwalb	Chief Operating Officer and Director	October 18, 2006
Yaron Schwalb